UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Alliant Techsystems Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ALLIANT TECHSYSTEMS INC.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307

June 13, 2014
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of ATK (Alliant Techsystems Inc.), which will be held at 9:00 a.m. on Wednesday, July 30, 2014, at our headquarters, 1300 Wilson Boulevard, Suite 400, Arlington, Virginia.
The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.
We have elected to take advantage of the "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. These rules allow us to provide you with the information you need, while reducing printing and delivery costs.
        Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.
        If you plan to attend the meeting, please let us know. See the Admission Policy on the next page for instructions on admission to the meeting.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Mark W. DeYoung President and Chief Executive Officer

Ronald R. Fogleman Chairman of the Board

ADMISSION POLICY
Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on July 30, 2014. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3072, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.

i

ALLIANT TECHSYSTEMS INC.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307
_______________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________________________________________________________________

Date and Time:	Wednesday, July 30, 2014, at 9:00 a.m. eastern time
Place:	Alliant Techsystems Inc. headquarters 1300 Wilson Boulevard, Suite 400 Arlington, Virginia
Items of Business:
• Elect nine directors.
• Advisory vote to approve the compensation of ATK's named executive officers.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2015.
• Act upon a stockholder proposal described in the accompanying proxy statement, if the proposal is presented at the meeting.
• Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	June 2, 2014
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

Admission to the Meeting:	You will be admitted to the meeting only if you have a ticket and provide the proper documentation. See the Admission Policy on the previous page for instructions on obtaining a ticket.

By Order of the Board of Directors,

Scott D. Chaplin Secretary
June 13, 2014

ii

ALLIANT TECHSYSTEMS INC.
1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307
________________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
July 30, 2014
_________________________________________________
GENERAL INFORMATION
The Board of Directors of Alliant Techsystems Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on July 30, 2014 and at any adjournment of the meeting. This proxy statement and the form of proxy, along with the Annual Report for the fiscal year ended March 31, 2014, are first being sent or given to stockholders on or about June 13, 2014.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What am I voting on?

•	Election of nine directors currently serving on our Board of Directors.

•	Advisory vote to approve the compensation of ATK's named executive officers.

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending March 31, 2015.

•	A stockholder proposal that is described later in this proxy statement, if the proposal is presented at the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Stockholders can vote their shares of ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 2, 2014, which was the record date.
What constitutes a quorum at the Annual Meeting?
On the record date, there were 31,933,767 shares of ATK common stock outstanding. This does not include 9,642,430 shares that were held in our treasury and cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have properly voted over the Internet or by telephone or submitted a properly completed proxy card.
How can I vote my shares without attending the Annual Meeting?

•
If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

•
If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

•	If you hold shares in ATK's 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.
How can I vote my shares in person at the Annual Meeting?

•
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

•	If you are a stockholder of record, you may vote in person at the Annual Meeting.

•
If you hold shares beneficially in street name, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

•	Shares held in ATK's 401(k) Plan cannot be voted in person at the Annual Meeting.
Can I change my vote?
You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•	voting over the Internet or by telephone at a later time, until 11:59 p.m. eastern time on July 29, 2014;

•	signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

•	signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

•	attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change or revoke your voting instructions.
Will my shares be voted if they are held in nominee street name, such as by a broker, bank or other nominee?
If you hold your shares in nominee street name, such as by a broker, bank or other nominee, and you do not provide voting instructions, your nominee will not be permitted to vote your shares in their discretion on the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), and the stockholder proposal (Proposal 4), but may still be permitted to vote in their discretion on the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 3). Therefore, it is particularly important for street name holders to instruct their brokers as to how they wish to vote their shares.
How are votes counted?
Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting.
If you are a stockholder of record and you do not indicate how you wish to vote on a proposal, your shares will be voted as follows on that proposal:

•	FOR all of the Board's nominees for election as directors (Proposal 1).

•	FOR the advisory vote to approve the compensation of ATK's named executive officers (Proposal 2).

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 3).

•	AGAINST the stockholder proposal (Proposal 4).
Shares held in ATK's 401(k) Plan will be voted by the Plan trustee as directed by participants. Shares for which the Plan trustee has not received voting instructions by the voting deadline or that have not been allocated to participant accounts will be voted by the Plan trustee in the same manner and proportion as it votes shares for which it received voting instructions.
How will abstentions and broker non-votes affect the quorum and voting?

•	If you withhold your vote on the election of directors or abstain from voting on the other proposals, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

•	If you withhold your vote from a director nominee, this will reduce the number of votes cast for that nominee.

•
If you abstain from voting on Proposals 2, 3 and 4, your shares will still be considered in determining the vote required to approve the proposal, so you will be deemed to have voted against that proposal.

•
If shares are held in nominee street name, such as by a broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve Proposals 1, 2 and 4, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?
If a quorum is present at the Annual Meeting:

•	The nine nominees for election as directors who receive the largest number of votes properly cast FOR the directors will be elected directors.

•
Each other proposal properly presented at the Annual Meeting requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

Because your vote on Proposal 2 is advisory, it is non-binding on our Board of Directors. Although non-binding, the Personnel and Compensation Committee of the Board will take into account the results of this advisory vote, as applicable, when considering future executive compensation arrangements.
Who will tabulate the votes at the Annual Meeting?
The Carideo Group, Inc., an investor-relations counseling firm based in Minneapolis, will provide inspectors of election to tabulate the votes cast before and at the Annual Meeting.
How will the solicitation of proxies be handled?

•
Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

•	We have retained Georgeson Inc. to assist in the solicitation of proxies for a fee of $7,500 plus expenses.

•	We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

•	We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?
In accordance with rules adopted by the Securities and Exchange Commission, we may furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or email copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.
What other business may be brought up at the Annual Meeting?

•
Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. The only stockholder proposal that can be presented at the Annual Meeting is the one included in this proxy statement as Proposal 4. No other stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•
Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

What if I want to attend the Annual Meeting?
Stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting of Stockholders on July 30, 2014. To be admitted to the meeting, you must request an admission ticket. You may request an admission ticket by calling 952-351-3072, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344-3720, Attn: Annual Meeting Ticket Request. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification. Please note that if you hold shares in "street name" (that is, through a bank, broker or other nominee), you will also need to bring a copy of a statement reflecting your share ownership as of the record date. If you attend as a representative of an entity that owns shares of record, you will need to bring proper identification indicating your authority to represent that entity.
How are proxy materials delivered to stockholders who share the same household?
The rules of the Securities and Exchange Commission allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.
If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.
Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 2, 2014 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)
First Eagle Investment Management, LLC (5)	3,099,569		9.7%
AJO, LP (6)	1,934,970		6.1%
BlackRock, Inc. (7)	1,930,117		6.0%
The Vanguard Group, Inc. (8)	1,927,472		6.0%
Michael Callahan	704		*
Scott D. Chaplin	9,226		*
Neal S. Cohen	54,298		*
Roxanne J. Decyk	1,261		*
Mark W. DeYoung	142,370		*
Martin C. Faga	2,558		*
Ronald R. Fogleman	0	(9)	*
April H. Foley	4,353		*
Tig H. Krekel	1,054		*
Blake E. Larson	47,548		*
Douglas L. Maine	12,193		*
Roman Martinez IV	4,000	(10)	*
Jay Tibbets	15,818		*
All directors and executive officers as a group (16 persons)	353,181		1.1%

* Less than 1%.
(1)
Includes shares covered by stock options exercisable on June 2, 2014, or within 60 days thereafter, for the following beneficial owners: Scott D. Chaplin, 3,676 shares; Neal S. Cohen, 22,429 shares; Mark W. DeYoung, 56,819 shares; Blake E. Larson, 12,095 shares; Jay Tibbets, 4,288 shares; and all directors and executive officers as a group (16 persons), 111,341 shares.

(2)
Includes shares of restricted common stock with voting rights held by certain directors and executive officers. Excludes deferred stock units without voting rights under our Non-Employee Director Restricted Stock Award and Stock Deferral Program, or its predecessor plan (the Non-Employee Director Restricted Stock Plan). Additional information regarding ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement. As of June 2, 2014, all directors and executive officers as a group (16 persons) held 77,471 shares of restricted stock. Excludes deferred stock units without voting rights under our Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days. Includes shares allocated, as of March 31, 2014, to the accounts of executive officers under ATK's 401(k) Plan.

(3)
Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors (which are shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement) or were credited prior to January 1, 2005 to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement).

(4)			Assumes the issuance of the shares covered by the exercisable stock options held by each person or the group, as applicable.

(5)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014, reporting beneficial ownership as of December 31, 2013. The amended Schedule 13G reported that First Eagle Investment Management, LLC ("FEIM") has sole voting power over 3,008,418 shares and sole dispositive power over 3,099,569 shares. FEIM, a registered investment adviser, is deemed to be the beneficial owner of the 3,099,569 shares as a result of acting as adviser to various clients. The First Eagle Global Fund, a registered investment company for which FEIM acts as investment adviser, may be deemed to beneficially own 2,319,923 of the 3,099,569 shares, or 7.3% of the outstanding shares of ATK common stock. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(6)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2014, reporting beneficial ownership as of December 31, 2013. The schedule 13G reported that AJO, LP ("AJO"), an investment adviser, has sole voting power over 1,122,370 shares and sole dispositive power over 1,934,970 shares. The shares as to which the Schedule 13G was filed by AJO, in its capacity as investment adviser, are owned of record by AJO's clients, none of which is known to beneficially own more than 5% of the outstanding shares of ATK common stock. The address of AJO is 230 S. Broad Street, 20th Floor, Philadelphia, Pennsylvania 19102.

(7)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 28, 2014, reporting beneficial ownership as of December 31, 2013. The amended Schedule 13G reported that BlackRock, Inc. ("BlackRock") has sole voting power over 1,854,738 shares and sole dispositive power over 1,930,117 shares. The shares beneficially owned by BlackRock, a parent holding company, were acquired by various BlackRock subsidiaries, none of which beneficially owns more than 5% of the outstanding shares of ATK common stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022.

(8)
Based on a Schedule 13 G/A filed with the Securities and Exchange Commission on February 10, 2014, reporting beneficial ownership as of December 31, 2013. The amended Schedule 13G reported that the Vanguard Group, Inc. ("Vanguard"), an investment adviser, has sole voting power over 19,953 shares, sole dispositive power over 1,909,619 shares, and shared dispositive power over 17,853 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, beneficially owns 17,853 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, beneficially owns 2,100 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
General Fogleman has deferred all of his restricted stock awards under our Non-Employee Director Restricted Stock Award and Stock Deferral Program and its predecessor plan (the Non-Employee Director Restricted Stock Plan). Additional information regarding ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement.

(10)	Includes 1,000 shares owned by Mr. Martinez's wife. Mr. Martinez disclaims beneficial ownership of these 1,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as beneficial owners of more than 10% of ATK's common stock, to file initial reports of ownership and reports of changes in ownership of ATK securities with the Securities and Exchange Commission. Directors, executive officers, and beneficial owners of more than 10% of ATK's common stock are required to furnish us with copies of these reports. Based solely on a review of these reports, written representations from our directors and executive officers, and applicable regulations, we believe that all required reports for fiscal year 2014 were timely filed.
PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors has nominated nine directors, listed below, to be elected at the Annual Meeting, to hold office until the 2015 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. All nominees are currently directors.
Each nominee listed below was recommended by the Board's Nominating and Governance Committee for re-election and has agreed to serve, if elected. Although Martin C. Faga was scheduled to retire from the Board at last year's Annual Meeting based on reaching the age of 72, the Nominating and Governance Committee exercised its discretion under ATK's Corporate Governance Guidelines to waive the retirement requirement last year and this year for Mr. Faga because of the Committee's desire for continuity and the unique skills that Mr. Faga brings to the Board in the aerospace and defense industries. In addition, although Ronald R. Fogleman was scheduled to retire from the Board at the 2014 Annual Meeting based on years of service on the Board and also reaching the age of 72, and Roman Martinez IV was scheduled to retire based on years of service, the Nominating and Governance Committee exercised its discretion under ATK's Corporate Governance Guidelines to waive the retirement requirement this year for General Fogleman and Mr. Martinez because of the Committee's desire for continuity. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.
        Our Board of Directors recommends a vote FOR the election as directors of all nominees listed below.

Michael Callahan

Mr. Callahan has been the President and Chief Executive Officer of Aspen Partners, a Utah-based consultant to the outdoor sporting industry, since 2008. From 1990 until his retirement in 2008, Mr. Callahan served in various merchandising, marketing, management and senior executive positions with Cabela's, Inc., most recently as Senior Vice President Business Development & International Operations. Prior to joining Cabela's, Mr. Callahan spent 15 years working in the outdoor recreation industry.
Director since 2014 age 64
Director Qualifications:
•	Industry Experience in Sporting and Commercial Markets—more than 36 years of experience in the sporting goods and outdoor markets.
•	Operational, Marketing and Leadership Experience—significant operational, marketing and management experience gained through various senior positions in the sporting goods and outdoor industry.

Roxanne J. Decyk

Ms. Decyk served as the Executive Vice President of Global Government Affairs for Royal Dutch Shell plc, a global group of energy and petrochemicals companies, from 2009-2010. She joined Royal Dutch Shell plc in 1999, where, prior to her most recent position, she was Corporate Affairs Director from 2005-2009, Senior Vice President, Corporate Affairs and Human Resources, Shell US from 2002-2005, and Vice President, Corporate Strategy from 1999-2002. She is also a director of Ensco plc, Petrofac Limited and Snap-on Incorporated.
Director since 2010 age 61
Director Qualifications:
•	Human Resources Experience—extensive experience in human resources gained as an officer for a major multinational corporation and through service on compensation committees, including as chair.
•	Corporate Strategy Experience—led strategy at two global companies.

Mark W. DeYoung

Mr. DeYoung has been President and Chief Executive Officer of ATK since February 2010. From 2002 to February 2010, he was President of ATK's Armament Systems Group, holding the title of Senior Vice President and President Armament Systems (formerly Ammunition Systems) from 2006 to February 2010, Senior Vice President, Ammunition Systems, from 2004 to 2006, and Group Vice President, Ammunition Systems, from 2002 to 2004. He has more than 25 years of experience in successfully leading organizations in the defense, aerospace, and commercial sectors.
Director since 2010 age 55
Director Qualifications:
•	Leadership and Industry Experience—CEO of ATK, with more than 25 years of experience in the defense, aerospace, and commercial sectors.
•
Operational, Marketing and Financial Experience—extensive knowledge of ATK's business and markets and significant management, finance and operating experience gained as the former leader of ATK's largest business group and through service in all of ATK's business groups.

Martin C. Faga

Mr. Faga served as the President and Chief Executive Officer of the MITRE Corporation, a not-for-profit systems engineering firm, from 2000 to 2006, and has been a member of the Board of Trustees of MITRE since 2000. Before joining MITRE in 1993, Mr. Faga served in the U.S. Department of Defense as Assistant Secretary of the Air Force for Space and simultaneously as Director of the National Reconnaissance Office. He is also a director of DigitalGlobe (formerly GeoEye, Inc.).
Director since 2006 age 73
Director Qualifications:
•
Leadership and Industry Experience—former chief executive officer, and current and former director of a number of public companies, with broad experience in the field of space systems, one of ATK's major business areas.

•	Government Experience—extensive service and leadership in government, ATK's major customer.

Ronald R. Fogleman, USAF (Ret.)

General Fogleman has been the non-executive Chairman of ATK's Board of Directors since November 2009. He has been President of B Bar J Cattle and Consulting Company, a consulting firm, since 1997. He retired from the U.S. Air Force in 1997, following a 34-year career. He is also a director of AAR Corp.
Director since 2004 age 72
Director Qualifications:
•	Industry, Leadership and Military Experience—former non-executive chairman of an airline and lead director of an aerospace company, and retired Chief of Staff of the U.S. Air Force.
•	Corporate Governance Experience—current and former chair of governance committees and service on audit and compensation committees.

 April H. Foley

Ambassador Foley served with the U.S. State Department as the Ambassador to Hungary from 2006-2009. Before her diplomatic service, she was First Vice President and Vice Chairman, and a member of the Board of Directors, of the Export-Import Bank of the United States from 2003-2005. She also served as Director of Business Planning of PepsiCo, Inc. from 1981-1993. She is also a director of Xerium Technologies, Inc.
Director since 2010 age 66
Director Qualifications:
•	Global and Government Experience—former service with the U.S. State Department as an ambassador.
•
Financial Experience—experience in the analysis of financial performance and business plans gained as a director of business planning for a major multinational corporation, with an MBA degree from Harvard Business School.

Tig H. Krekel

Mr. Krekel is Chairman and Founding Partner of Hudson Group, LLC, a New York and South Carolina advisory services firm. He was the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, from 2003 to 2012. Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems, the world's largest manufacturer of commercial and military communications satellites.
Director since 2010 age 60
Director Qualifications:
•
Leadership, Industry and Financial Experience—former chief executive officer of several large and complex businesses, with more than 35 years of experience in the aerospace and defense industries and 10 years of private equity experience in multiple industry segments.

•	Corporate Governance Experience—chaired and served on numerous boards and committees of both public and private companies.

Douglas L. Maine

Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is currently a Limited Partner and Senior Advisor to Brown Brothers Harriman & Co. He is also a director of BroadSoft, Inc. and Rockwood Holdings,  Inc.
Director since 2006 age 65
Director Qualifications:
•	Financial Experience—former chief financial officer of two Fortune 100 companies.
•	Corporate Governance Experience—chair of the audit committee of two other public companies and one private company.

Roman Martinez IV

Mr. Martinez has been a private investor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of Cigna Corporation and Bacardi Limited.
Director since 2004 age 66
Director Qualifications:
•	Financial Experience: 31-year career as an investment banker and private investor, with an MBA degree from the Wharton School of the University of Pennsylvania.
•	Corporate Governance Experience—director of several corporate and non-profit boards.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board of Directors and management are committed to effective corporate governance practices. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board annually reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.
Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.atk.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines from our investor relations department by contacting them by telephone at 952-351-2966 or by email at investor.relations@atk.com.
Business Ethics Code of Conduct
We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Business Ethics Code of Conduct. Our Business Ethics Code of Conduct is available on our website at www.atk.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Business Ethics Code of Conduct from our investor relations department by contacting them by telephone at 952-351-2966 or by email at investor.relations@atk.com.
Communications with Directors
Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.atk.com by selecting Investors, then Corporate Governance and then Contact the Directors.
Any concerns about the Company's accounting, internal controls or auditing matters, or a director's potential conflict of interest, will be referred to the Audit Committee of the Board of Directors. Other communications sent to the Board of Directors will first be reviewed by ATK's Corporate Secretary, and the Corporate Secretary may elect not to refer the following types of communications to the Board:

•	Product inquiries or suggestions,

•	Employee complaints that are neither significant nor material, and

•	Routine complaints regarding ATK's commercial products.
ATK maintains a record of all communications to the Board, which Board members may review at any time upon request. Furthermore, ATK's Senior Vice President, General Counsel and Secretary provides a quarterly summary to the Chair of the Nominating and Governance Committee of all communications sent to the Board. The following items are not forwarded to the Board: job inquiries; spam or junk mail; surveys; and business solicitations or advertisements.
Director Independence
Under applicable rules of the New York Stock Exchange, a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the current directors, other than Mark W. DeYoung, has no material relationship with ATK and is independent. Each of our Audit, Nominating and Governance, and Personnel and Compensation Committees is composed only of independent directors.
In order to qualify as independent, a director must meet each of the New York Stock Exchange's five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with ATK. The Board reviewed the transactions and relationships between ATK and our directors, their immediate family members, and entities with which they are affiliated and determined that they were made or established in the ordinary course of business and that the directors had no material relationship with ATK. Generally, the transactions and relationships were standard customer-supplier arrangements, standard service-provider fees, membership fees, expenses for educational and industry conferences, or charitable contributions. In addition, the amount of each transaction or contribution was well below the thresholds set forth in the independence standards of the New York Stock Exchange.

Board Leadership Structure
General Ronald R. Fogleman has served as independent non-executive Chairman of the Board since November 2009. ATK's Corporate Governance Guidelines provide that, in the directors' discretion as to the appropriate Board leadership structure at any particular time, the positions of CEO and Chairman of the Board may be either combined or separated. Furthermore, if the directors elect the CEO to serve as Chairman or if the Chairman is otherwise not independent, the directors shall, upon the recommendation of the Nominating and Governance Committee of the Board, appoint a lead independent director. In addition, the Nominating and Governance Committee charter provides that, at least annually, the Committee shall review and recommend the Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated.
The Board believes that its current leadership structure is appropriate for ATK at this time because it clearly delineates the separate roles and responsibilities of management, freeing the CEO to focus on setting and implementing ATK's strategic direction and running the Company's day-to-day business, while allowing the Chairman to concentrate on leading the Board in the performance of its duties and oversight responsibilities.
Under ATK's Corporate Governance Guidelines, the responsibilities of an independent Chairman include:

•	Chair meetings of the Board as well as executive sessions of non-management and independent directors.

•	Coordinate, develop and approve the agendas for meetings of the Board, in consultation with the CEO, other officers of the Corporation and other Board members.

•
Coordinate, develop the agenda for, and moderate executive sessions of the Board's non-management directors and independent directors, and act as principal liaison between the non-management directors and the Corporation's management on sensitive issues.

•
Determine the quality, quantity and timeliness of the flow of information from the Corporation's management that is necessary for the non-management directors to effectively and responsibly perform their duties.

•
Lead the independent directors in periodic reviews of the performance of the CEO, discuss with members of the Personnel and Compensation Committee the CEO's performance, and meet with the CEO to discuss the Board's performance review.

The Board's Role in Risk Oversight
The primary responsibility for the identification, assessment and management of the various risks that our Company faces belongs with management. The role of our Board of Directors is to consider and oversee the significant risks facing ATK. The Board executes this oversight responsibility directly and through the standing committees of the Board. Specifically, the Board of Directors annually reviews ATK's Enterprise Risk Management (ERM) framework and process, and discusses with management ATK's top strategic, operational, financial, business, and compliance risks. The ERM process allows for increased risk transparency to management and the Board, clarifies accountabilities for mitigation strategies, and facilitates decision-making regarding allocation of resources. In accordance with the listing standards of the New York Stock Exchange, specific risk oversight matters are the responsibility of the Audit Committee. The Audit Committee discusses with management ATK's major financial risks and ATK's guidelines and policies for assessing, managing, monitoring and controlling financial risks. The Audit Committee also annually reviews ATK's process for assessing, monitoring and managing compliance risks. The Personnel and Compensation Committee has a specific risk oversight responsibility regarding incentive compensation. The Personnel and Compensation Committee annually discusses with management the impact of ATK's compensation policies and practices on risk taking within the Company. Both the Audit Committee and the Personnel and Compensation Committee report to the full Board at regularly scheduled meetings of the Board.
Meetings of the Board and Board Committees
The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Nominating and Governance, and Personnel and Compensation. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The current committee charters are available on our website at www.atk.com by selecting Investors, then Corporate Governance and then Board Committees. Stockholders may request a free printed copy of any of these charters from our investor relations department by contacting them by telephone at 952-351-2966 or by email at investor.relations@atk.com.
During fiscal year 2014, our Board of Directors held 11 meetings, five of which were regularly scheduled meetings and six of which were special meetings. The independent directors of the Board meet in executive session at each regularly scheduled Board meeting. All current directors attended at least 81% of the total meetings of the Board and the Board committees on which they served during the fiscal year. As a general practice, Board members are expected to attend our annual meetings of stockholders. All Board members attended last year's annual meeting of stockholders, except Michael Callahan, who was elected to the Board effective March 1, 2014.
Audit Committee

Members:	Douglas L. Maine, Chair	April H. Foley
	Michael Callahan	Roman Martinez IV
Martin C. Faga
The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and the Company's code of business ethics and conduct, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations"), critical accounting policies and practices used by the Company, the Company's internal control over financial reporting, and the Company's major financial risk exposures.
All of the Audit Committee members meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Board has identified Mr. Maine and Mr. Martinez each as an audit committee financial expert under the rules of the Securities and Exchange Commission. The Audit Committee held five meetings in fiscal year 2014, all of which were regularly-scheduled meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly-scheduled meetings and periodically meets separately with management.
Nominating and Governance Committee

Members:	Martin C. Faga, Chair	Ronald R. Fogleman
	Roxanne J. Decyk	Tig H. Krekel
The Nominating and Governance Committee identifies individuals qualified to become Board members and reviews with the Board the appropriate skills, characteristics and diversity desired on the Board. In addition, the Committee oversees the process of assessing Board effectiveness and each year, after considering the experience, qualifications, attributes, skills and contributions of each director, recommends to the Board the director nominees for re-election at the next annual meeting of stockholders. At least annually, the Committee reviews and recommends the Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. The Committee evaluates director compensation at least once every two years, based on market analyses, including comparisons of ATK's practices with those of peer-group companies. All of the Nominating and Governance Committee members meet the independence requirements of the New York Stock Exchange. The Nominating and Governance Committee held four meetings in fiscal year 2014, all of which were regularly-scheduled meetings.
Director Qualification Standards.    Directors of ATK are expected to have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the experience, qualifications, attributes and skills to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of ATK, the Nominating and Governance Committee considers additional criteria, including a candidate's technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to ATK's strategies and activities. The Nominating and Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of ATK.
Director Nominee Selection Process.    The Board has delegated the identification, screening and evaluation of director candidates to the Nominating and Governance Committee. The Committee retains from time to time a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Nominating and Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the candidates who best meet the Board's needs. The Committee then recommends to the Board the director nominees for election to the Board.
The Nominating and Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Secretary, Alliant Techsystems Inc., 1300 Wilson Blvd., Suite 400, Arlington, Virginia 22209-2307. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.
Personnel and Compensation Committee

Members:	Roxanne J. Decyk, Chair	Douglas L. Maine
Tig H. Krekel
The Personnel and Compensation Committee is responsible for discharging the Board of Directors' responsibilities relating to executive compensation. The Committee makes all decisions regarding the compensation of our executive officers. In addition, the Committee is responsible for reviewing the Company's compensation, benefit and personnel policies, programs and plans. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these established goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. In addition, the Committee reviews and discusses with management the impact of ATK's compensation policies and practices on risk taking within the Company. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board's approval. The Committee has the sole authority to retain or obtain the advice of compensation consultants or other advisers and determine the services to be provided and the fees for such services. The Committee also considers the independence of compensation consultants and assesses whether the work of any compensation consultant raises any conflict of interest. All of the Personnel and Compensation Committee members meet the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission. The Committee held six meetings in fiscal year 2014, five of which were regularly-scheduled meetings.
Additional information regarding the Committee's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."
Role of the Compensation Consultant.    The Personnel and Compensation Committee has the sole authority to retain or obtain the advice of compensation consultants and determine the services to be provided and the fees for such services. Since August 2013, the Committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy"), an independent professional compensation consulting firm, to provide assistance and guidance to the Committee on executive compensation matters, including program design, best practices and market trends. Semler Brossy provides market analyses for evaluating the components of ATK's executive compensation program and individual executive officer compensation levels. Semler Brossy specifically makes recommendations regarding the compensation level of our CEO, and ATK's Chief Executive Officer makes recommendation to the Committee regarding compensation levels of other executive officers.
The Personnel and Compensation Committee reviews and discusses with management the role of Semler Brossy in advising the Committee. In May 2014, the Committee assessed Semler Brossy's independence pursuant to the listing standards of the New York Stock Exchange ("NYSE") and the rules of the Securities and Exchange Commission ("SEC"). In making this assessment, the Committee considered each of the six factors set forth by the NYSE and SEC, along with a letter provided by Semler Brossy to the Committee addressing each of the six independence factors. As part of this review, the Committee determined that the services provided to the Company by Semler Brossy during the fiscal year were limited to executive compensation matters. Based on the Committee's review, the Committee concluded that Semler Brossy is independent of the Company and that Semler Brossy's services did not raise any conflicts of interest.

Compensation Committee Interlocks and Insider Participation
None of the members of the Personnel and Compensation Committee has ever served as an officer or employee of ATK or has any relationships with ATK requiring disclosure below under the heading "Certain Relationships and Related Transactions." Since the beginning of the last fiscal year, no executive officer of ATK has served on the compensation committee or board of any company that employs a director of ATK.
Stock Ownership Guideline for Non-Employee Directors
The Board has established a stock ownership guideline for non-employee directors of 5,000 shares of ATK common stock, to be achieved within five years following a director's election to the Board. The Nominating and Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders. The following are counted for the purpose of meeting the stock ownership guideline: shares of ATK common stock owned outright, restricted stock and deferred stock units granted under ATK's Non-Employee Director Restricted Stock Award and Stock Deferral Program or the Non-Employee Director Restricted Stock Plan, and phantom stock units granted under ATK's Deferred Fee Plan for Non-Employee Directors.
The following table shows the securities holdings of incumbent non-employee director nominees as of June 2, 2014 that are counted for the purpose of meeting this guideline.

Name	Date First Elected to Board	Common Stock		Restricted Common Stock	Deferred Stock Units(1)	Phantom Stock Units(2)	Total Securities
Michael Callahan	3/1/2014	—		704	—	—	704
Roxanne J. Decyk	8/3/2010	1,261		—	4,112	—	5,373
Martin C. Faga	10/30/2006	2,558		—	6,444	—	9,002
Ronald R. Fogleman	5/4/2004	—		—	11,501	1,762	13,263
April H. Foley	8/3/2010	4,353		—	1,020	—	5,373
Tig H. Krekel	3/1/2010	1,054		—	5,373	—	6,427
Douglas L. Maine	1/1/2006	11,173		1,020	—	—	12,193
Roman Martinez IV	5/4/2004	4,000	(3)	—	11,501	7,257	22,758	(3)

(1)	Deferred stock units are settled in shares of ATK common stock.

(2)	Phantom stock units are settled in cash based on the share price of ATK common stock at the time of payment.

(3)	Mr. Martinez disclaims ownership of 1,000 shares of common stock.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During fiscal year 2014, ATK had transactions, arrangements and relationships with entities with which some of our related persons, specifically directors and director nominees or their immediate family members, executive officers and holders of more than 5% of our common stock, are affiliated. However, in accordance with the procedures described below, it was determined that those related persons had no direct or indirect material interest in those transactions, arrangements and relationships.
ATK has a written policy and procedures for the review, approval or ratification of transactions, arrangements or relationships involving ATK and its directors, executive officers, their immediate family members and entities with which they have a position or relationship, or 5% stockholders.
Annually, each director and executive officer completes a questionnaire that elicits information regarding entities with which they and their immediate family members are affiliated. Any person nominated for election as a director must complete a questionnaire no later than the date he or she will be recommended for nomination by the Nominating and Governance Committee. Any person who becomes an executive officer must complete a questionnaire as soon as reasonably practicable thereafter. We maintain a master list of related persons, which various departments within ATK use to identify and monitor related person transactions.
Our Nominating and Governance Committee annually reviews all transactions and relationships disclosed in the director questionnaires and approves or ratifies, as applicable, any transactions with related persons. The Board of Directors makes a formal determination regarding each director's independence. In addition to the annual review, the directors receive a written reminder prior to each regularly scheduled Board meeting to provide notice of any changes or proposed changes in their transactions or relationships since their last annual disclosure. Also, under our Corporate Governance Guidelines, directors must notify the Chair of the Nominating and Governance Committee and ATK's General Counsel before accepting a position on the board of directors of another entity. Our Audit Committee annually reviews all transactions and relationships (1) disclosed in the executive officer questionnaires and (2) involving 5% stockholders, and approves or ratifies, as applicable, any transactions with related persons. On an ongoing basis, our Office of General Counsel assesses identified transactions, arrangements and relationships in order to determine whether any action or disclosure is required. If the Office of General Counsel determines that action is required, the matter is submitted for consideration by the Nominating and Governance Committee or the Audit Committee, as applicable.
The applicable committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director's or officer's relationship to or interest in the transaction. The committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the terms of the transaction are fair to ATK and that the transaction is in, or is not inconsistent with, the best interests of ATK and its stockholders.
Any member of the Nominating and Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Nominating and Governance Committee, participate in all or some of the Nominating and Governance Committee's discussions of the transaction.
DIRECTOR COMPENSATION
Summary Compensation Information
Only non-employee directors receive compensation for service on the Board of Directors. The compensation paid to ATK's non-employee directors for the last fiscal year was as follows:

•	an award of restricted stock valued at $95,000 at the time of grant upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

•	an annual cash retainer of $75,000, with no additional fees paid for Board and committee meetings attended;

•	an annual cash retainer of $85,000 for the independent non-executive Chairman of the Board (Ronald R. Fogleman);

•
an annual cash retainer of $17,500 for the chair of the Audit Committee, $12,000 for the chair of the Personnel and Compensation Committee, and $10,000 for the chair of the Nominating and Governance Committee; and

•
an annual cash retainer of $12,500 for each member of the Audit Committee, $7,000 for each member of the Personnel and Compensation Committee, and $5,000 for each member of the Nominating and Governance Committee.

Cash amounts are paid annually in a lump sum upon election or re-election at the annual meeting of stockholders.
Directors who spend a significant part of a day on ATK business issues beyond the normal scope of board member responsibilities receive an additional $1,000 per diem payment, plus expenses. The per diem is paid at the discretion of the Chief Executive Officer. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses and also are eligible to participate in ATK's matching gift programs, which match charitable donations by employees and non-employee directors up to an aggregate of $5,400 annually per person.

Director Compensation
The following table shows the annual retainer and fees earned by the directors for fiscal year 2014 and either paid in cash or deferred at the election of the director. The Deferred Fee Plan is described below. The table also shows the aggregate grant date fair value of stock awards computed in accordance with generally accepted accounting principles in the United States. The Restricted Stock Award and Stock Deferral Program is described below. Additional information regarding the restricted stock awards and deferred stock units is described in footnote 3 below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Michael Callahan	$87,500		$94,892	$225	$182,617
Roxanne J. Decyk	$99,000		$94,962	$4,258	$198,220
Martin C. Faga	$103,500	(1)	$94,962	$11,823	$210,285
Ronald R. Fogleman	$166,000	(1)	$94,962	$14,313	$275,275
April H. Foley	$87,500		$94,962	$5,912	$188,374
Tig H. Krekel	$87,000		$94,962	$5,645	$187,607
Douglas L. Maine	$112,000		$94,962	$6,312	$213,274
Roman Martinez IV	$87,500		$94,962	$20,321	$202,783
Mark H. Ronald (former director)	$—		$—	$455	$455
William G. Van Dyke (former director)	$—		$—	$8,249	$8,249

(1)	Includes a per diem fee of $1,000.

(2)
This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts represent restricted stock awards and grants of deferred stock units that are paid in shares of ATK common stock and calculated based on the number of shares granted multiplied by the closing price per share of ATK common stock on the date of grant. (The amounts do not reflect the actual amounts that may be realized by the directors.) A discussion of the assumptions used in calculating these values may be found in Note 14 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

The following table shows the number of shares of restricted stock or deferred stock units (to be settled in shares of ATK common stock) granted to each non-employee director during the fiscal year ended March 31, 2014 and the closing price per share of ATK common stock on the date of grant.

Name	Grant Date	Number of Shares of Stock or Units	Closing Price on Grant Date
Michael Callahan	3/1/2014	704	$134.79
Roxanne J. Decyk	7/31/2013	1,020	$93.10
Martin C. Faga	7/31/2013	1,020	$93.10
Ronald R. Fogleman	7/31/2013	1,020	$93.10
April H. Foley	7/31/2013	1,020	$93.10
Tig H. Krekel	7/31/2013	1,020	$93.10
Douglas L. Maine	7/31/2013	1,020	$93.10
Roman Martinez IV	7/31/2013	1,020	$93.10
The aggregate numbers of shares of restricted ATK common stock and deferred stock units (to be settled in shares of ATK common stock) held by each non-employee director as of March 31, 2014 were as follows:

Name	Shares of Restricted Stock (#)	Deferred Stock Units (#)
Michael Callahan	704	—
Roxanne J. Decyk	—	4,112
Martin C. Faga	—	6,444
Ronald R. Fogleman	—	11,501
April H. Foley	—	1,020
Tig H. Krekel	—	5,373
Douglas L. Maine	1,020	—
Roman Martinez IV	—	11,501

(3)
Except for Martin C. Faga, April H. Foley and Douglas L. Maine, the "All Other Compensation" column consists solely of the aggregate amount of: cash dividends paid on unvested restricted stock awarded under the Non-Employee Director Restricted Stock and Stock Deferral Program under ATK's 2005 Stock Incentive Plan (the "Director Stock Program"), dividend equivalents paid in cash on deferred stock units under the Director Stock Program, and the dollar value of dividend equivalents credited in the form of additional phantom stock units under ATK's Deferred Fee Plan for Non-Employee Directors. Dividend equivalents are paid or credited at the same rate as cash dividends paid on the Company's common stock. For Mr. Faga, the amount consists of $6,823 of dividend equivalents paid in cash on deferred stock units under the Director Stock Program and a $5,000 matching charitable contribution under one of ATK's matching gift programs. For Ambassador Foley, the amount consists of $455 of cash dividends paid on unvested restricted stock awarded under the Director Stock Program, $857 of dividend equivalents paid in cash on deferred stock units under the Director Stock Program and $4,600 of matching charitable contributions under ATK's matching gift programs. For Mr. Maine, the amount consists of $1,312 of cash dividends paid on unvested restricted stock awarded under the Director Stock Program and a $5,000 matching charitable contribution under one of ATK's matching gift programs. This column excludes perquisites or other personal benefits received by non-employee directors because none of the non-employee directors received an aggregate of $10,000 or more of such items, the threshold for disclosure under Securities and Exchange Commission regulations.

Deferred Fee Plan for Non-Employee Directors
This plan permits a director to defer receipt of all or part of the director's cash retainer. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a "cash account" or a "share account" as phantom stock units (based on the market price of ATK common stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on ATK common stock. Payment of deferred amounts is made in cash following the director's termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.
Currently, two directors hold phantom stock units in this plan. None of the directors deferred cash retainer fees during the fiscal year ended March 31, 2014. The following table shows how those directors currently have their deferred fees credited and how many common stock units (to be settled in cash) were credited to their share accounts as of March 31, 2014, including additional stock units acquired as a result of dividend equivalents credited on those common stock units.

Name	Annual Retainer	Units as of March 31, 2014
Ronald R. Fogleman	Cash account—50%	N/A
	Share account—50%	1,762
Roman Martinez IV	Share account—100%	7,257
Non-Employee Director Restricted Stock Award and Stock Deferral Program
Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Alliant Techsystems Inc. 2005 Stock Incentive Plan upon first being elected to the Board of Directors and upon re-election at each subsequent annual meeting of stockholders. The stock awards have a market value of $95,000, as determined by the closing market price of ATK common stock on the date of grant.
Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

•	the first anniversary of the award date;

•	the retirement of the director from the Board in compliance with the Board's retirement policy as then in effect;

•	the termination of the director's service on the Board because of disability or death; or

•	the termination of the director's service on the Board following a change in control of ATK.

Restricted stock is released to the director, free and clear of all restrictions, following the expiration of the restricted period.
The program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on ATK common stock, ATK will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director's deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director's deferral election, but no later than as soon as administratively feasible following the director's termination of Board service.
If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.
Expense Reimbursement
Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties.
Indemnification Agreements
ATK has indemnification agreements with our directors. These agreements require ATK to:

•	indemnify the directors to the fullest extent permitted by law;

•	advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•	indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

•	cover directors under our directors' and officers' liability insurance.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
This Compensation Discussion and Analysis describes ATK's executive compensation program for the fiscal year ended March 31, 2014 and for fiscal year 2015. In particular, this section explains how our Personnel and Compensation Committee (the "Committee") made decisions related to the compensation for our executive officers, including the executive officers named in this proxy statement. Our "named executive officers" for fiscal year 2014 are:

•	Mark W. DeYoung, President and Chief Executive Officer

•	Neal S. Cohen, Executive Vice President and Chief Financial Officer

•	Blake E. Larson, Senior Vice President and President Aerospace Group

•	Jay Tibbets, Senior Vice President and President Sporting Group

•	Scott D. Chaplin, Senior Vice President, General Counsel and Secretary

ATK's Business Strategy and Fiscal Year 2014 Performance. During fiscal year 2014, ATK continued to operate under a three-group structure: the Aerospace Group, the Defense Group, and the Sporting Group. During the year, management rolled out its Vision & Strategy to inform stockholders of the Company's focus and to ensure employee alignment and engagement.

ATK Vision & Strategy: create leadership positions in our aerospace, defense and sporting markets through application of affordable innovation and execution excellence in developing and manufacturing highly engineered products to generate superior stockholder returns over time.

In line with its Vision & Strategy, the Company delivered outstanding financial performance for fiscal year 2014 in a year of government budget challenges, sequestration and regulatory changes. For fiscal year 2014, ATK achieved a 9 percent year-over-year increase of full-year sales at $4.8 billion, a 25 percent year-over-year increase in net income at $341 million, and a 25 percent year-over-year increase in fully diluted earnings per share ("EPS") of $10.42.

ATK Year-Over-Year Financial Performance
Metric	FY 2013	FY 2014	% Difference
Sales	$4,362	$4,775	9%
EBIT	$470	$590	26%
EPS ($)	$8.34	$10.42	25%
Free Cash Flow	$177	$242	37%
ROIC (3-Year Average)	13.2%	12.2%	-8%
Net Income	$272	$341	25%
Share Price ($ at FYE)	$72.43	$142.15	96%
Note: Dollar amounts shown in thousands unless otherwise noted.
ATK recorded world-class safety and environmental performance across the enterprise, winning several notable awards and recognition from customers. These results were achieved while delivering record levels of production in the businesses. The Company added valued executives to its strong senior leadership team, naming Jay Tibbets and Stephen Nolan as executive officers. The Company also named Michael Callahan as an independent director to its Board of Directors. Mr. Callahan's 36 years of leadership in the sporting goods and outdoor industry, combined with his public company experience and cross-functional expertise are a valuable addition to ATK's Board of Directors.
In July 2013, the Company changed its pension formulas to a new and more competitive cash balance pension formula. This change will help ensure the long-term sustainability of ATK's pension program, and enhance the Company's ability to grow and compete.
In fiscal year 2014, ATK continued to deliver returns to its stockholders by repurchasing $52 million in shares, increasing the quarterly cash dividend by 23 percent, and refinancing its short-term and long-term secured debt. The Company saw an unprecedented increase in the stock price of 96 percent, closing for the year at $142.15.

ATK Indexed Stock Price Performance*
April 1, 2013 to March 31, 2014

$250
$200
$150
$100
$50
$0
ATK
$196.26
S&P 500
$119.32

*$100 invested on 4/1/2013 in stock or index

All businesses contributed to the Company's success, with the Aerospace Group securing long-term, strategic wins in commercial and military composite aerostructures with key customers such as Airbus and Boeing. These wins build a strong foundation for future work and growth in these markets. The Aerospace Group also demonstrated success in its propulsion businesses, supporting a successful commercial resupply mission to the International Space Station and successful testing of the CASTOR 30XL. The Group completed the state-of-the-art primary mirror support structure for the James Webb Space Telescope, earning ATK the Rotary National Award for Space Achievement "Stellar Award." The Aerospace Group also met technical requirements for and is moving into the implementation phase for NASA's Space Launch System.
The Defense Group won strategic international orders, including an Italian contract for ATK's weaponization system and palletized roll-on, roll-off gun system for the MC27-J. The Group also delivered the 100th AARGM missile to the U.S. Navy and secured a contract for the system from a new international customer: the Australian Air Force. The Defense Group also delivered the one billionth round of the U.S. Army's M855A1 Enhanced Performance Round.
The Sporting Group completed the successful integration of the Caliber Company (parent company of Savage Arms) and is successfully integrating Bushnell Outdoor Sports. Both companies were acquired in fiscal year 2014, June and November, respectively. The Sporting Group continues to secure long-term contracts, such as providing the BLACKHAWK! SERPA Holster System to the U.S. Marine Corps. The Sporting Group operated its ammunition factories 24/7 to meet consumer demand and continued to secure new ammunition customers and renew contracts with U.S. government and law enforcement agencies.
The compensation paid to our executive officers for the fiscal year ended March 31, 2014 reflects these results, thereby demonstrating a "pay-for-performance" alignment, as described in more detail below.

ATK's Outlook. ATK has successfully executed the Vision & Strategy rolled out in 2014, recently acquiring new businesses within the Sporting segment, which allowed entry into new and adjacent markets such as snow skiing, camping, eyewear and golf. The Company continues to invest in and grow its Sporting business across a broad portfolio of outdoor recreation products, including ammunition, accessories and sporting arms. The Sporting Group is committed to product innovation, customer service, quality products, and market leadership.
In addition, ATK will continue to lead, expand and grow our core capabilities in the Aerospace and Defense ("A&D") markets, executing well on key programs like small-, medium-, and large-caliber ammunition, AARGM, precision weapon systems, weaponized aircraft, military and commercial composites, NASA's Space Launch System, military and commercial propulsion, satellite systems and components, international contracts, our classified programs, and others.
Proposed Spin-Off and Merger. On April 29, 2014, ATK announced its plans to create two independent, public companies with leadership in Outdoor Sports and Aerospace and Defense. ATK's Board of Directors approved a definitive agreement that provides for the tax-free spin-off of the Sporting Group to ATK stockholders. The spin-off will be immediately followed by a tax-free, all-stock merger of ATK's remaining Aerospace and Defense Groups with Orbital Sciences Corporation ("Orbital"), pursuant to which Orbital stockholders will receive shares of ATK common stock as consideration. ATK anticipates completing the transaction by the end of calendar year 2014. Upon completion of the transaction, ATK will change its name to Orbital ATK, Inc. ("Orbital ATK"). Current ATK stockholders will own approximately 53.8 percent of Orbital ATK on a fully diluted basis and current Orbital stockholders will own approximately 46.2 percent. Approximately $1.7 billion of existing ATK debt will remain at Orbital ATK. The Company believes this plan provides a compelling opportunity for ATK to continue to deliver solid stockholder value. Through this transaction, both companies will be better able to support and respond to the needs of their respective markets and customers, creating a stronger player in the A&D industry, while unlocking the potential to grow the value of the ATK Sporting Group. Please refer to ATK's most recent Annual Report on Form 10-K and recent Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission for additional information about the proposed transactions and risks associated with the proposed transactions. This Compensation Discussion and Analysis does not include compensation decisions in connection with and contingent upon the completion of the proposed transactions.
The Company remains committed to generating long-term stockholder value and delivering improved earnings and working capital, meaningful cash flow and modest revenue growth. ATK operates under a management model that is focused on improving operating efficiencies and delivering innovative, cost-effective products that meet the needs of our customers. The Company's backlog remains strong across all three business groups.
Results of 2013 Stockholder "Say on Pay" Vote. At ATK's 2013 annual meeting of stockholders, ATK received a 77% vote in favor of the compensation paid to executive officers, indicating continued endorsement of the Company's executive compensation program. The Personnel and Compensation Committee of the Board (the "Committee") continues to be mindful of stockholder interests in making compensation decisions.
Our Approach to Compensation. The overall objective of ATK's executive compensation program is the same as the goal for operating the Company: to create long-term stockholder value. The program is intended to provide a competitive compensation package to our executives in order to attract, motivate and retain a talented executive leadership group that is dedicated to the long-term interests of our stockholders.
Significant elements of our executive officers' compensation are tied to financial and operating performance and are intended to drive sustained long-term stockholder value. The charts below illustrate the portion of the executives' total direct compensation tied to performance measures and stock performance. Long-term incentives are delivered in the form of performance shares, stock options and restricted stock awards.

The metrics for the annual incentives are:

•	Earnings Before Interest and Taxes (EBIT)

•	Sales

•	Free Cash Flow

The metrics for the long-term incentive program for the three-year performance period ended March 31, 2014 were:

•	A performance matrix of relative sales growth and return on invested capital (weighted 70% of the total award); and,

•	Relative total stockholder return (weighted 30% of the total award).

Incentive compensation results for fiscal year 2014 were as follows:

•
ATK's annual financial results exceeded the maximum performance goals established at the beginning of the year, resulting in maximum payouts of annual incentive compensation for most of ATK's executive officers.

•	There were two components for ATK's fiscal year 2012-2014 long-term incentive program:

1.
A dual-threshold matrix of relative sales growth and return on invested capital, for which ATK achieved 49.57% (after the required adjustments) of the target goal. Accordingly, the executive officers received only a partial payout under this component of the long-term incentive program.

2.
Relative total stockholder return for the fiscal year 2012-2014 performance period, for which ATK achieved 182.8% of the target goal. The executive officers received a payout under this component between the target and maximum payout levels.

Key compensation activities during fiscal year 2014 and decisions for fiscal year 2015 are as follows:

•
The Committee retained Semler Brossy Consulting Group, LLC ("Semler Brossy") as its new independent compensation consultant to the Committee. In connection with the retention of Semler Brossy, the Committee examined the Company's compensation practices. As a result of this review, certain modifications were made to the executive compensation program as described in this Compensation Discussion and Analysis, but no significant changes to the program were deemed necessary.

•
Following the recommendation of Semler Brossy, the Committee revised its approach to compensation benchmarking. In setting executive compensation for fiscal year 2015, in addition to using an established benchmarking peer group, the Committee also referenced various compensation surveys for determining compensation levels, as described in more detail below.

•
The Committee reviewed and assessed the performance goals and targets in ATK's annual and long-term incentive plans to ensure they reflect current and anticipated business conditions and are sufficiently challenging. In connection with that review, the Committee modified the components of ATK's long-term incentive program. For the awards for fiscal year 2015, the Committee adopted three metrics: (1) revenue growth, (2) return on invested capital, and (3) total stockholder return, all as described in more detail below.

•
The Committee determined to continue granting diversified types of long-term incentive awards for fiscal year 2015, with a mix of performance shares, restricted stock and stock options, in order to achieve the objectives of rewarding performance and encouraging employee retention.

Executive Compensation Philosophy
Both ATK's management and the Personnel and Compensation Committee realize the importance of maintaining sound principles for the development and administration of executive compensation and benefit programs, while recognizing the concerns of stockholders.
Executive compensation decisions are based on three fundamental principles:

1.
Performance based--Incentive compensation is designed to motivate behavior that will drive strong financial performance with the intent of creating stockholder value. Executive compensation varies in relation to ATK's financial performance and stock price performance.

2.
Competitive--ATK must offer a competitive total compensation package to our executives in order to attract and retain a talented executive leadership group. To ensure we remain competitive and promote executive retention, ATK conducts an annual market analysis for both direct and indirect compensation.

•
Total direct compensation (base salary, annual incentive, long-term incentive) is benchmarked against a company specific peer group of close business competitors of comparable size. This custom peer group is referred to as the "Compensation Benchmarking Peer Group." During fiscal year 2014, the Committee made some minor changes to the Compensation Benchmarking Peer Group. In addition, the Committee referenced survey data from the consumer products, aerospace & defense, and general industry to obtain a broader market perspective. The determination of compensation is described in more detail below.

•
Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefit review and benchmarking process. For all employees, ATK considers market data from companies in relevant industries and of relevant revenue size.

3.	Aligned with stockholder interests--ATK will achieve the best results for its stockholders when its executives act and are rewarded as owners in the business.

•	Executive officers are required to retain at least 50% of the net shares (remaining after taxes are withheld) received as compensation and to hold such shares until the executive leaves the Company.
Key Governance Principles and Executive Compensation Practices

•	ATK's recoupment (clawback) policy that reserves the right of the Committee to recoup incentive awards from executive officers if there is a material restatement of the Company's financial results.

•	No stock options granted with an exercise price below market value on the date of grant.

•	A double-trigger provision in our change-in-control severance plan and no tax gross-ups paid on change-in-control benefits.

•	A stock holding requirement for executive officers.

•	No hedging or pledging of ATK stock by our directors and officers.
Compensation Risk Assessment Process and Conclusion
The Company has reviewed and assessed its incentive compensation plans and programs and concluded that the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Committee reviewed the Company's assessment process and discussed with management the impact of ATK's compensation policies and practices on risk taking within the Company.
ATK believes that its incentive compensation programs are designed and administered in a manner that discourages excessive or inappropriate risk taking by employees, for the following reasons:

1.
Adequate oversight of program design and metrics is exercised by either the Personnel and Compensation Committee, which approves all elements of executive compensation, or the corporate human resources and/or finance departments for programs covering all other employees. Appropriate controls are in place to ensure that incentive compensation programs follow the Company's policies and practices.

2.	Compensation programs provide a balanced mix of cash and equity, and annual and long-term incentives.

3.
Performance metrics are formulaic (sales, earnings, return on capital, free cash flow, and total stockholder return) and are balanced in order to create a greater focus on sustained value creation over time. In setting the performance metrics, the Committee selects adjustment factors to be used in calculating results in order to eliminate inappropriate influence in the management decision-making process.

4.	Maximum payout levels for annual and long-term incentive compensation for all employees are capped and there is limited discretion for varying payments based on individual performance.

5.	The Committee has discretion to recoup incentive payments in the event there is a material restatement of the Company's financial results.

6.	Executive officers and other management employees are subject to share-retention requirements.

7.	Compensation administration and payments are regularly audited by both internal and external auditors.
Determination of Compensation
The Committee consists entirely of independent directors and is responsible for setting ATK's compensation policies and approving the compensation paid to executive officers.
During fiscal year 2014, the Committee issued a Request for Proposal to evaluate professional service firms with expertise in providing executive compensation advisory services. The proposals were evaluated and finalists were interviewed by the Committee. The Committee selected Semler Brossy as their new compensation consultant replacing Towers Watson who had been the Committee's consultant for several years.
Compensation Benchmarking
Each year, before the Committee approves the compensation for the executive officers for the following fiscal year, we review our executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance. The Company has historically used a Compensation Benchmarking Peer Group to benchmark executive compensation for officers in similar positions at comparable companies. The Committee's practice has been to select a custom peer group based on companies with revenue between $1 billion and $20 billion that participate in the Towers Watson survey database in the aerospace & defense, industrial manufacturing, and automotive & transportation industry classifications. After discussion with Semler Brossy, the Committee decided to eliminate the constraint of using only companies in the Towers Watson survey database and to tighten the peer group in terms of revenue size and business focus with the Company's current aerospace and defense business. This resulted in minor changes to the Compensation Benchmarking Peer Group as follows: removal of Barnes Group Inc., Mine Safety Appliances Company, Rolls-Royce Holdings plc, and ITT Corporation and the addition of Harris Corporation, Moog Inc., Teledyne Technologies Incorporated, and Triumph Group, Inc.
The resulting custom peer group consists of the following 18 companies:

AMETEK, Inc.	Oshkosh Corporation
Curtiss‑Wright Corporation	Rockwell Automation, Inc.
Esterline Technologies Corporation	Rockwell Collins, Inc.
Exelis Inc.	Spirit AeroSystems Holdings, Inc.
Harris Corporation	SPX Corporation
Hexcel Corporation	Teledyne Technologies Incorporated
Kaman Corporation	Textron Inc.
L-3 Communications Holdings, Inc.	The Timken Company
Moog Inc.	Triumph Group, Inc.

In light of the Company's acquisition of Savage Arms and Bushnell during fiscal year 2014, an increasing portion of the Company's revenue comes from the consumer-based sporting business. The Committee concluded that this market segment should be represented in the market survey data for executive pay comparisons. Research resulted in the identification of a limited number of publicly traded, comparably-sized consumer products companies, and the Committee concluded that the number was too few to create a peer group that adequately (or reliably) represented industry pay practices. Therefore, the Committee decided instead to use survey data of consumer products companies as the market reference. In addition, the Committee agreed to also review compensation survey data from the aerospace & defense industry and general industry to provide a broader view of compensation practices in the market. The Committee agreed that the data would not be used in a formulaic manner, but rather will provide information to the Committee members to use in exercising their business judgment to make compensation decisions.
The Committee reviewed multiple market reference points for each executive officer as a guide to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives) for each executive officer position. The data for each position were compared to the current compensation levels of the respective executive officers, and ATK's CEO then made recommendations to the Committee on the pay levels for officers (other than himself) based on the CEO's assessment of the officer's performance. The Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market references. The level of compensation for ATK's CEO is determined solely by the Committee, with assistance and guidance from the Committee's compensation consultant.

Elements of ATK's Executive Compensation Program
The primary elements of ATK's executive compensation program are:

Compensation Element	Objective
Base salary	To provide a fixed level of cash compensation for sustained individual performance.
Annual incentive	To reward executives for their contributions to ATK's short-term financial and operational performance.
Long-term compensation
To align management's interests with those of ATK's stockholders through the use of stock incentive programs designed to reward financial performance that creates stockholder value over time and to serve as a retention vehicle for top executive talent.

Perquisites	To provide a competitive total compensation package.
Benefits	To provide a competitive total compensation program and support the retention of key executive talent.
The various elements afford flexibility in designing an executive compensation package and allow the Committee to focus executive officers' efforts on both short-term and long-term business objectives. Prior to the beginning of each fiscal year, the Committee meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for ATK's executive officers for the following fiscal year.
The Committee approves all grants of equity awards to executive officers, and ATK does not backdate, reprice or grant equity awards retroactively. Payments of equity and cash compensation are audited for conformity to amounts authorized by the Committee and for compliance with applicable processes and procedures.
Base Salaries
The base salary component of our executive compensation program is the least variable relative to Company performance. The base salary levels for our executive officers are targeted at the 50th percentile of the market.
The Committee conducted its annual review of our executive officers' base salaries at the Committee's March 2014 meeting. The Committee approved a base salary increase effective April 1, 2014 (the first day of ATK's fiscal year 2015) for each executive officer listed in the Summary Compensation Table.
The decision to give an executive officer a base salary increase and the amount of that increase was made by considering competitive salary levels and merit increase budgets for executive officers in the market, the officer's specific responsibilities and experience, and recommendations on individual performance made by our CEO for each officer other than himself. Salary increases for fiscal year 2015 for the executive officers named in the Summary Compensation Table other than the CEO range between 3% and 10%. The Committee approved a 4.9% salary increase for Mr. DeYoung positioning his salary in the median range of the Compensation Benchmarking Peer Group and survey data of companies within the consumer products industry. In determining Mr. DeYoung's compensation increase for fiscal year 2015, the Committee noted Mr. DeYoung's strong leadership style and leadership development of the executive team, the increased depth and breadth of the Company's talent management and succession planning process, additional rigor in the Company's budget process, the completion of the Savage and Bushnell acquisitions and the progress in implementation of the integration plans for those businesses, progress in the Company's strategic planning process and assessment of alternatives for creating stockholder value, and progress in the Company's Aerospace and Defense Groups with strategic contract wins and successful program execution.

Compensation for Fiscal Year 2014
Annual Incentive Compensation
The primary purpose of the fiscal year 2014 annual incentive opportunity was to motivate and reward executives for their contributions to ATK's performance by making a large portion of their cash compensation variable and dependent upon annual Company and business group financial goals and individual performance. In general, at the target performance level, the amount of annual incentive payment was 55% of total annual cash compensation for the CEO and ranged from 39% - 44% of total annual cash compensation for the other executive officers named in the Summary Compensation Table below.
Annual incentive compensation for the fiscal year ended March 31, 2014 was paid under ATK's Executive Officer Incentive Plan, a cash-based pay-for-performance plan. At the beginning of fiscal year 2014, the Committee set the annual incentive performance goals for the fiscal year ending March 31, 2014 at the corporate and group levels to be earnings before interest and taxes ("EBIT"), sales and free cash flow. The weighting for each metric is shown in the table below. EBIT and sales were defined in accordance with generally accepted accounting principles and "free cash flow" was defined to be cash provided from operations less capital expenditures plus asset sales.
In addition to specifying the performance levels to be achieved, at the beginning of the performance period the Committee also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made when calculating the achievement of the performance results. The adjustment factors (designated under ATK's Executive Officer Incentive Plan) eliminate the negative or positive effects of certain items in calculating performance results in order to mitigate inappropriate influence in the management decision-making process.
In May 2014, the Committee evaluated the Company's results on each of the performance goals for the fiscal year ended March 31, 2014 and applied the applicable adjustment factors in calculating the financial results. ATK's financial performance exceeded the maximum performance levels for all three financial metrics: EBIT, sales and free cash flow. The required adjustments were made to the EBIT results to remove the positive impact of the Savage and Bushnell acquisitions and the negative impacts of sequestration resulting from Federal legislation, restructuring charges and other costs incurred in rationalizing business activities, and an environmental settlement. Likewise, required adjustments were made to sales to remove the positive impacts of the Savage and Bushnell acquisitions and a reclassification of freight costs and the negative impact of sequestration. The required adjustments were also made to free cash flow to remove the positive cash impacts of the Savage and Bushnell acquisitions and sequestration and the negative cash impacts of an early extinguishment of debt, restructuring charges and other costs incurred in rationalizing business activities, and an environmental settlement, all net of cash taxes. At the corporate level, these adjustments had no impact on the actual payout because the performance with respect to EBIT, sales and free cash flow already exceeded the maximum performance levels before and after the adjustments. The overall Company results were:

Goals ($ in Millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
ATK EBIT	$420	$440	$485	$590.3	$584.6
ATK Sales	$4,000	$4,110	$4,365	$4,775.1	$4,520.5
ATK Cash*	$140	$175	$200	$247.7	$238.5
*As described above, free cash flow was defined to be cash provided from operations less capital expenditures plus asset sales.
The table below shows the performance measures and respective weightings and the overall performance level achieved under the annual incentive program for Mr. DeYoung, Mr. Cohen and Mr. Chaplin.

Financial Measures	Weightings	Overall Target Incentive Achieved
ATK EBIT	50%	200.0%
ATK Sales	25%	200.0%
ATK Cash	25%	200.0%
Overall Performance Level Achieved		200.0%

The table below shows the performance measures and respective weightings and the overall performance level achieved under the annual incentive program for Mr. Larson and Mr. Tibbets.

Financial Measures	Weightings	Overall Target Incentive Achieved (Mr. Larson)	Overall Target Incentive Achieved (Mr. Tibbets)
ATK EBIT	25%	200.0%	200.0%
ATK Sales	25%	200.0%	200.0%
Business Group EBIT	17%	200.0%	200.0%
Business Group Sales	17%	200.0%	200.0%
Business Group Cash	16%	200.0%	200.0%
Overall Performance Level Achieved		200.0%	200.0%
The Committee has the ability to adjust an officer's payment upward (unless the officer is covered by Section 162(m) of the Internal Revenue Code) or downward based on individual performance. Generally, 25% of the annual incentive payment amount is based on individual performance. While the Committee determines and approves all annual incentive awards and payments for the executive officers, it considers the CEO's assessment of the individual performance of each of the executive officers other than himself. The Committee assesses the performance of the CEO in making any discretionary adjustment to the CEO's annual incentive payment. No adjustments were made for any of the executive officers named in this proxy statement. The Committee decided to award the CEO 100% of the discretionary portion, or $615,000, of his annual incentive payment based on his strong leadership style and leadership development of the executive team, the increased depth and breadth of the Company's talent management and succession planning process, additional rigor in the Company's budget process, the completion of the Savage and Bushnell acquisitions and the progress in implementation of the integration plans for those businesses, progress in the Company's strategic planning process and assessment of alternatives for creating stockholder value, and progress in the Company's Aerospace and Defense Groups with strategic contract wins and successful program execution.
The following table sets forth the threshold, target and maximum annual incentive compensation amounts established by the Committee in March 2013 and the actual cash incentive paid for fiscal year 2014 performance for each of the named executive officers:

	Annual Cash Incentive Amounts			Actual
	Threshold	Target	Maximum	Incentive
Mr. DeYoung	$615,000	$1,230,000	$2,460,000	$2,460,000
Mr. Cohen	$246,000	$492,000	$984,000	$984,000
Mr. Larson	$144,796	$289,592	$579,184	$579,184
Mr. Tibbets*	$118,921	$237,841	$475,682	$475,682
Mr. Chaplin	$127,969	$255,938	$511,875	$511,875
*Mr. Tibbets was promoted to Senior Vice President & President Sporting Group on July 31, 2013. Prior to his promotion, he served as Senior Vice President & Interim President Sporting Group. The annual cash incentive amount reported above is pro-rated to reflect time spent in each position.
Long-Term Incentive Compensation Payout for Fiscal Year 2012-2014
The long-term incentive compensation program for the fiscal year 2012-2014 performance period was designed to create long-term stockholder value through grants of performance awards with a payout determined by the achievement of long-term financial growth of the Company (70% of the overall award value) and relative total stockholder return (30% of the overall award value). In March 2011, the Committee granted performance awards and approved the goals for the fiscal year 2012-2014 performance period. When translating the dollar amounts of the compensation levels to stock awards, ATK used the closing stock price on the business day immediately preceding the Committee meeting date on which the grants were approved. The awards, if earned, are paid in shares of ATK common stock.
On March 31, 2014, the fiscal year 2012-2014 performance period ended. Based on the audited financial results for the fiscal year ended March 31, 2014 and, after the adjustment factors were applied, in May 2014, the Committee determined that ATK achieved 49.57% of the target incentive goal for the three-year relative sales growth and average ROIC performance metrics. The Committee also determined that ATK achieved 182.8% for the relative total stockholder return goal by performing at the 70.7th percentile within the designated peer group. Overall, ATK achieved a payout of 89.54%. The payout of the performance shares is shown in the Option Exercises and Stock Vested table in this proxy statement. The details of each performance measure and results are described below.
The three-year relative sales growth metric and the total stockholder return goal established by the Committee under the long-term incentive award was measured against a performance peer group of 20 globally diverse companies in aerospace, defense and commercial markets (which companies were designated by the Committee in 2011 at the time the award was granted). These companies consisted of:

AAR Corp.	Honeywell International Inc.	Raytheon Company
BE Aerospace, Inc.	L-3 Communications Holdings, Inc.	Rockwell Collins, Inc.
The Boeing Company	Lockheed Martin Corporation	Spirit AeroSystems Holdings, Inc.
CAE Inc.	Moog Inc.	Teledyne Technologies Incorporated
Curtiss-Wright Corporation	Northrop Grumman Corporation	TransDigm Group Incorporated
General Dynamics Corporation	Orbital Sciences Corporation	United Technologies Corporation
Hexcel Corporation	Precision Castparts Corp.

Financial Performance Growth Measures. The financial performance metrics established by the Committee under the long-term incentive award was a performance matrix incorporating relative sales growth and three-year average ROIC (without pension Other Comprehensive Income (OCI)). At the beginning of the performance period the Committee had also designated, in accordance with the requirements of Section 162(m) of the Internal Revenue Code, certain adjustments that would be made at the end of the three-year performance period in calculating the results in order to eliminate inappropriate influence in the management decision-making process. Two changes in federal law were passed during fiscal year 2014 to enact reductions to the federal budget required under sequestration which materially impacted our Department of Defense business resulting in customer uncertainty and program delays. The impact of legislative changes were unknown when the metrics were established, resulting in the adjustment for the impact of sequestration during the performance period. Accordingly, adjustments were made to fiscal 2014 sales to remove the negative impact of sequestration and the positive impact of a reclassification of freight costs. Likewise, required adjustments were made to ROIC to remove the negative impacts of (1) the LUU flare settlement in fiscal 2012, (2) transition and transaction costs in fiscal year 2014 for the Bushnell and Savage acquisitions, (3) fiscal year 2014 and 2012 restructuring costs related to business rationalization, (4) sequestration, and (5) the pension funding requirement changes resulting from the Moving Ahead for Progress in the 21st Century Act (MAP 21) and the positive impacts of the September 2013 refinancing and the fiscal year 2013 restructuring costs related to business rationalization. The overall Company results were:

	Financial Performance Growth Measure
	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
3-Year Average ATK ROIC (without pension OCI)	7.00%	10.50%	15.00%	9.56%	10.01%
ATK's Relative Sales Growth	25th %ile	50th %ile	75th %ile	19.8%	28.1%
Relative Total Stockholder Return. Total stockholder return was defined as the three-year annualized rate of return reflecting stock price appreciation plus reinvestment of monthly dividends and the compounding effect of dividends paid on reinvested dividends. The incentive opportunity and the actual results for the fiscal year 2012-2014 performance period are shown below:

Relative TSR Performance Measured Against Peer Group
	Threshold	Target	Maximum	Results
Performance Goal	25th Percentile	50th Percentile	75th Percentile	70.7th Percentile

Vesting of First and Second Installments of Restricted Stock Under Long-Term Incentive Programs
In March 2012 and March 2013, the Committee established the long-term incentive compensation programs for the fiscal year 2013-2015 and 2014-2016 performance periods, respectively. Consistent with market practices, the long-term incentive compensation programs consisted of a mix of performance shares (40% of long-term incentive opportunity), restricted stock (40% of long-term incentive opportunity), and stock options (20% of long-term incentive opportunity). The restricted stock awards vest in three equal annual installments commencing on the first anniversary of the date of grant. The respective installments of these restricted stock awards vested in March, 2014. The vesting of these awards is shown in the Option Exercises and Stock Vested table in this proxy statement.
Vesting of Special Restricted Stock Awards
Certain executive officers named in the Summary Compensation Table received special restricted stock awards. In connection with Mr. Cohen's offer of employment in fiscal year 2012, the Committee granted Mr. Cohen a restricted stock award upon his commencement of employment with ATK valued at $500,000, which vests in three equal annual installments contingent upon his continued employment as Chief Financial Officer of ATK. The second installment vested on February 21, 2014. In connection with Mr. Chaplin's commencement of employment with the Company, Mr. Chaplin received an award of restricted stock valued at $90,000 in October 2012, which vests in three equal annual installments contingent upon his continued employment with ATK. The first installment vested on October 1, 2013. The vesting of these shares of restricted stock is shown in the Option Exercises and Stock Vested table in this proxy statement.
Realized Pay Table for Fiscal Year 2014

The table below supplements the Summary Compensation Table that appears elsewhere in this proxy statement. The table below shows the compensation actually realized for fiscal year 2014 for each of the named executive officers who served as an executive officer at the end of fiscal year 2014. This table differs substantially from the Summary Compensation Table in that this table does not include "Change in Pension Value" and "All Other Compensation" and reports the value realized on equity compensation for fiscal year 2014 in lieu of the grant date fair value of awards that were granted in fiscal year 2014 for future performance. We believe this presentation of realized compensation provides an alternative understanding of the linkage between actual pay and actual performance for fiscal year 2014, and illustrates our pay-for-performance philosophy.

Name	Fiscal Year	Salary ($)	Annual Incentive Payment ($)	Performance Share Payout ($)	Stock Option Exercises ($)	Restricted Stock Award Vesting ($)	Total Actual Compensation Realized ($)
Mr. DeYoung	FY14	$1,025,000	$2,460,000	$6,143,169	$—	$2,281,344	$11,909,513
Mr. Cohen	FY14	$615,000	$984,000	$—	$—	$1,480,545	$3,079,545
Mr. Larson	FY14	$462,662	$579,184	$940,475	$—	$280,078	$2,262,399
Mr. Tibbets	FY14	$365,836	$475,682	$479,764	$—	$149,857	$1,471,139
Mr. Chaplin	FY14	$393,750	$511,875	$—	$—	$203,067	$1,108,692
The table illustrates a strong correlation between pay and performance and stockholder alignment. The annual incentive payment reflects strong fiscal year business performance while the fiscal year 2012-2014 performance share payout is more moderate at 89.54% of target reflecting business performance over the three-year period. Overall, the most significant driver of total compensation value is the stock price appreciation in both performance shares and restricted stock which demonstrates alignment between executive compensation and stockholder value.
Fiscal Year 2015 Compensation Decisions
Annual Incentive Compensation
The goal-setting process for the Company's annual incentive compensation program begins with the CEO working with the Personnel and Compensation Committee to establish performance measures that will provide the appropriate incentives to management for achieving ATK's annual financial performance goals. The CEO then works with management to design internal strategic business plans to achieve the annual financial goals. These goals are presented to ATK's Board of

Directors for discussion and approval. The Committee considers the strategic business plans as presented to the Board of Directors when approving the performance goals for executive officer annual incentive compensation.
In March 2014, the Committee set the performance goals for the annual incentive compensation program for the fiscal year ending March 31, 2015 under ATK's Executive Officer Incentive Plan. The Committee continued to believe that EBIT, sales and free cash flow are the appropriate measures to drive annual Company financial performance. EBIT and sales are defined in accordance with generally accepted accounting principles and free cash flow is defined as cash provided from operations less capital expenditures plus asset sales. At the corporate level, the performance goals are weighted 50% on ATK's EBIT, 25% on ATK's sales and 25% on ATK's free cash flow, which are the same weightings as for the prior fiscal year. The target level of performance established for each performance goal is based on the Company's financial performance expectations for fiscal year 2015. The target levels of performance are considered by the Committee and management to be challenging but achievable. ATK is not providing any guidance, nor updating any prior guidance of its future performance, by reference to these targets.
When setting the goals, the Committee also specified that, in determining and calculating the performance results at the end of the fiscal year, adjustments will be made (in accordance with the provisions of the Executive Officer Incentive Plan) to eliminate the negative or positive effects of: charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Internal Revenue Code or tax rates; changes in accounting principles (including the impact of any changes in ATK accounting policies); changes in other laws or regulations affecting reported results; charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; gains or losses from the acquisition or disposition of businesses or assets (including the operating results and related transaction costs of any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and foreign currency exchange gains or losses. Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.
As part of the annual review of individual executive officer compensation levels, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for threshold, target and maximum performance for each executive officer. The target percentage amount for each executive officer was set to be near the market median for the respective officers in similar positions within the applicable benchmarking information. The Committee established the maximum payout opportunity as 200% of target. The maximum percentage established is the maximum an executive officer can earn. No payment will be earned unless performance meets the threshold level. The percentages for each named executive officers are as follows:

	Annual Cash Incentive Targets (%)
	Threshold	Target	Maximum
Mr. DeYoung	60%	120%	240%
Mr. Cohen	40%	80%	160%
Mr. Larson	32.5%	65%	130%
Mr. Tibbets	32.5%	65%	130%
Mr. Chaplin	32.5%	65%	130%
The annual incentive payment opportunity at each level of performance for each named executive officer for the fiscal year ending March 31, 2015 is shown in the Grants of Plan-Based Awards table in this proxy statement.
Long-Term Incentive Compensation
The Committee determines the framework and goals for the Company's long-term incentive compensation program. When considering the long-term incentive program design for fiscal year 2015-2017, the Committee reviewed the current construct of compensation being delivered through restricted stock, stock options and other performance-based awards. The Committee determined to retain the mix of long-term awards being utilized, but changed the allocation by increasing performance shares from 40% to 50% of the award value and lowering restricted stock from 40% to 30% of the award value.

The key elements and objectives of the long-term incentive program for the Company's executive officers are shown below.

Fiscal Year 2015-2017 Long-Term Incentive Compensation Program

Value*	Type of Award	Objectives	Key Terms
50% of long-term incentive opportunity	Performance Shares (to be paid out in shares of ATK common stock)	Balance sales growth with financial and market returns
Measured over a three-year period: (1) sales growth performance averaged over three consecutive annual periods (25% weighting); (2) return on invested capital (ROIC) averaged over the three-year period (50% weighting); (3) total stockholder return: relative three-year return compared to the S&P Midcap 400 Index (excluding companies in the financial sector) (25% weighting)

30% of long-term incentive opportunity	Restricted Stock	Retention, with underlying value driven by stock-price performance	Equal annual installment vesting over a three-year period
20% of long-term incentive opportunity	Stock Options	Long-term stock price appreciation	Exercise price equal to fair market value of ATK stock on the date of grant; equal annual installment vesting over a three-year period; 10-year term

*
The value of the performance shares and restricted stock was determined using the closing sale price of ATK common stock on the grant date of the award. The value of the stock options was determined using the Black-Scholes option pricing model on the grant date of the award.

For the fiscal year 2015-2017 performance growth period, three metrics were selected to achieve ATK's objective to provide a strong balance between (a) growth and returns, (b) financial performance and market performance, and (c) absolute performance and relative performance. These metrics are sales growth, return on invested capital (ROIC), and total stockholder return (TSR), as described below:

Component	Weight	Metric
Sales Growth	25%	Annual sales goals will be set for each year of the three-year cycle. These goals will be the same as the sales goal in the Company's annual incentive program with payouts determined as follows:
			% of Target Payout
		Threshold	50%
		Target	100%
		Maximum	200%
		The three annual payout percentages will be averaged to determine the final payout for this component.
Return on Invested Capital (ROIC)	50%
ROIC will be calculated over the three-year performance period with Other Comprehensive Income (OCI) held at the March 31, 2014 balance for calculation purposes in order to neutralize the positive or negative impact on the results, largely due to fluctuations in pension assumptions in OCI. In other words, invested capital will not be increased or decreased as a result of fluctuations in OCI. The three-year average percentage will be compared to the following performance levels to determine the payout for this component:

			ROIC	% of Target Payout
		Threshold	9.5%	25%
		Target	11.5%	100%
		Maximum	12.7%	200%
Total Stockholder Return (TSR)	25%
TSR will be calculated over the three-year performance period and compared to the S&P Midcap 400 Index (excluding companies in the financial sector). The average of the closing stock prices on the 30 trading days prior to the start and prior to the end of the three-year performance period will be used in the calculation. ATK's results will be compared to the S&P Midcap 400 Index (excluding companies in the financial sector) to determine the payout as follows:

			%ile Achievement	% of Target Payout
		Threshold	25th	25%
		Target	50th	100%
		Maximum	75th	200%

For all measures, no payout will be made if performance falls short of threshold, and the actual amounts payable will be interpolated on a straight line basis between the threshold and target or between the target and maximum, as applicable.

When setting the goals, the Committee also specified that in determining and calculating the performance results at the end of the performance period, adjustments will be made to eliminate the negative or positive effects of charges for extraordinary items and other unusual or non-recurring items of loss or gain; asset impairments; litigation or claim judgments or settlements; changes in the Internal Revenue Code or statutory tax rates; changes in accounting principles (including the impact of any changes in ATK accounting policies); changes in other laws or regulations affecting reported results; charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities; gains or losses from the acquisition or disposition of businesses or assets (but only with respect to transaction costs of any acquisition or disposition of businesses or assets) or from the early extinguishment of debt; and foreign currency exchange gains or losses. Actual performance will be measured following the end of the performance period. The Committee retains the discretion to adjust incentive payment amounts downward after the adjustments have been calculated.

In March 2014, the Committee approved the amount of each executive officer's long-term incentive award opportunity based on the Committee's review and assessment of the market competitiveness of the officers' target level of total direct compensation, including long-term incentive compensation. The amounts of the awards are shown in the Grants of Plan-Based Awards table in this proxy statement.

Recoupment and Forfeiture
The Company has had in place for more than four years a recoupment policy that reserves the right of the Committee to recoup any incentive awards from an executive officer if there is a material restatement of the Company's financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, the executive officer shall forfeit and pay back a portion, or all, of the outstanding or previously granted awards as determined by the Committee. This includes awards that are deferred into the ATK Nonqualified Deferred Compensation Plan. The recoupment policy applies to all awards granted after December 31, 2009, and includes any form of cash or equity compensation other than base salaries.
Perquisites
To ensure that ATK delivers a competitive total compensation package to our executives, we provide standard executive perquisites. For fiscal year 2014, the perquisite package included the following components:

•	Perquisite allowance

•	Executive disability insurance

•	Executive health exams

•	Umbrella liability insurance program
None of the perquisites listed above included a tax gross-up. Perquisites represent significantly less than 5% of any executive officer's total direct compensation. All perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "All Other Compensation" column.
Benefits
To ensure we provide a competitive total compensation program and support our efforts to attract and retain key executive talent, ATK also provides indirect compensation, such as health, welfare, and retirement benefits. ATK's benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.
Health and Welfare Benefits. Our executive officers participate in the same health and welfare programs as all other ATK employees.
Retirement Benefits. In general, our executive officers participate in the standard employee retirement programs. Supplemental executive retirement plans are also provided. See the discussion in this proxy statement under the headings "Pension Benefits" and "Nonqualified Deferred Compensation."
Nonqualified Deferred Compensation. We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a small 401(k) make-up match included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. These investment choices are generally the same as those offered to all ATK employees through the ATK 401(k) Plan. Balances in the deferred compensation plan reflect amounts that have accumulated over time.
Severance. From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package is aligned with the benefits outlined in ATK's Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is regularly benchmarked against the market to ensure the benefits offered are competitive. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."
Change-in-Control. Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our stockholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. Periodically the Committee reviews the plan design against market competitive practices for such plans. The plan does not include a tax gross-up provision and caps the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid both the loss of tax deductions and the imposition of the excise tax pursuant to the Internal Revenue Code. The plan also includes a "sunset" provision applicable to the chief executive officer, the chief financial officer, the chief operating officer (if there is someone in that position) and general counsel of the Company such that after five years of service with the Company in that position the amount payable would gradually be reduced from three times compensation to two times compensation at a rate of two-tenths per year (after a total of nine years of service in that position, the amount payable would be two times compensation). As of May 2, 2014, neither Mr. DeYoung, Mr. Cohen nor Mr. Chaplin have reached five years of service with the Company in their current positions and, accordingly, no reduction has been made in the compensation multiple for any of them.
Compensation Outside the Standard Program
In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.
When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.
We did not provide compensation outside of our standard executive compensation program to any of the named executive officers in fiscal year 2014.
Stock Holding Requirement
Each executive officer is required to retain at least 50% of the net shares (remaining after taxes are withheld) of ATK common stock acquired as compensation to ensure that executives' interests and actions are aligned with the interests of ATK's stockholders.
The Committee annually reviews the holdings of executives to ensure compliance with the stock holding requirement. These shares must be held until the executive leaves the Company or is no longer an executive officer.
No Hedging or Pledging of ATK Stock
In accordance with Company practice, ATK's executive officers have provided written representations to the Company that they do not hedge the economic risk of ownership of ATK common stock and have not pledged any of their shares of ATK stock during the last fiscal year.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. It is important for ATK to continue to be able to deduct, for tax purposes, compensation paid to its executive officers. Therefore, ATK has taken such actions under its standard compensation programs as may be necessary under Section 162(m) of the Internal Revenue Code to continue to qualify for available tax deductions related to executive compensation. ATK's stockholders approved an amendment and restatement of the Alliant Techsystems Inc. 2005 Stock Incentive Plan in 2012 for the purpose, among others, of meeting the requirements of Section 162(m) of the Internal Revenue Code. The 2005 Stock Incentive Plan was initially approved by ATK's stockholders in 2005 and other amendments and restatements of the Plan were approved by ATK's stockholders in 2007 and 2009. In addition, an amendment and restatement of the Alliant Techsystems Inc. Executive Officer Incentive Plan (a cash incentive plan) was approved by ATK's stockholders in 2011 for the purpose of meeting the requirements of Section 162(m) of the Internal Revenue Code. The Executive Officer Incentive Plan was initially approved by ATK's stockholders in 2006.

Compensation decisions for our executive officers were made with consideration of the implications of Section 162(m). While the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), the Committee may decide to pay amounts outside of our stockholder approved plans that are nondeductible if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.
PERSONNEL AND COMPENSATION COMMITTEE REPORT
The Personnel and Compensation Committee of the Board of Directors has reviewed and discussed with ATK's management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Personnel and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into ATK's annual report on Form 10-K.
This report is provided by the Personnel and Compensation Committee:
Roxanne J. Decyk, Chair
Tig H. Krekel
Douglas L. Maine

SUMMARY COMPENSATION TABLE
The following table shows the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during fiscal year 2014.

Name and Principal Position	Year (1)	Salary ($)(2)(3)	Bonus ($)	Stock Awards ($)(4)(5)(6)	Option Awards ($)(7)	Non-equity Incentive Plan Compensation ($)(8)(9)(10)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(11)	All Other Compensation ($)(12)	Total ($)
Mark W. DeYoung	FY14	$1,025,000	$—	$3,344,028	$799,972	$2,460,000	$158,862	$274,534	$8,062,396
President &	FY13	$1,000,000	$—	$3,039,889	$759,992	$1,500,000	$2,380,403	$218,531	$8,898,815
Chief Executive Officer	FY12	$917,308	$—	$3,039,969	$760,004	$1,884,600	$2,386,769	$202,547	$9,191,197
Neal S. Cohen	FY14	$615,000	$—	$835,866	$199,984	$984,000	$—	$246,819	$2,881,669
Executive Vice President &	FY13	$600,000	$—	$1,699,826	$299,991	$960,000	$—	$162,807	$3,722,624
Chief Financial Officer	FY12	$66,635	$—	$1,699,976	$300,002	$91,541	$—	$20,184	$2,178,338
Blake E. Larson	FY14	$462,662	$—	$417,867	$99,974	$579,184	$52,164	$66,402	$1,678,253
Senior Vice President &	FY13	$439,161	$—	$351,870	$87,997	$349,291	$194,864	$48,301	$1,471,484
President Aerospace Group	FY12	$430,115	$—	$391,965	$98,001	$442,995	$152,592	$43,353	$1,559,021
Jay Tibbets	FY14	$365,836	$—	$548,897	$132,978	$475,682	$6,055	$56,453	$1,585,901
Senior Vice President &
President Sporting Group
Scott D. Chaplin	FY14	$393,750	$—	$438,776	$104,965	$511,875	$—	$68,372	$1,517,738
Senior Vice President,
General Counsel & Secretary

(1)	The years reported are ATK's fiscal years ended March 31.

(2)
Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan. Also includes payments to executive officers in the amounts specified as follows for vacation sold under ATK's vacation buy/sell benefit program: Mr. Larson, $17,136.

(3)	Mr. Cohen joined ATK on February 21, 2012.

(4)
This column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. For fiscal year 2014, the amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of ATK common stock on the date of grant for restricted stock awards and for the components of the awards of performance shares that are subject to financial performance growth measures. The fair value of the component of the awards of performance shares subject to a total stockholder return measure is determined by an integrated Monte Carlo simulation model. The amounts that relate to long-term incentive compensation awards of performance shares are calculated at the target payout level. (The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

For fiscal year 2014, the value of the restricted stock awards and the target value for the fiscal year 2015-2017 performance shares (reflected in above table) for each of the named executive officers are shown separately in the table below:

Name	Restricted Stock	FY 2015 - 2017
Mr. DeYoung	$1,199,930	$2,144,098
Mr. Cohen	$299,949	$535,917
Mr. Larson	$149,908	$267,959
Mr. Tibbets	$142,439	$254,518
Mr. Chaplin	$157,377	$281,399

The maximum value for the fiscal year 2015-2017 performance shares for each of the named executive officers is shown in the table below:

Name	FY 2015 - 2017
Mr. DeYoung	$4,288,195
Mr. Cohen	$1,071,834
Mr. Larson	$535,917
Mr. Tibbets	$509,036
Mr. Chaplin	$562,799

For Mr. Tibbets, the amount shown in the Summary Compensation Table for fiscal year 2014 also reflects an award of restricted stock and performance shares for the fiscal year 2014-2016 performance period that were granted to Mr. Tibbets in connection with his promotion during the fiscal year.  The value of the restricted stock award and the target and maximum values for the 2014-2016 performance shares are shown in the table below:

Name	Restricted Stock	Performance Shares (at target)	Performance Shares (at maximum)
Mr. Tibbets	$75,970	$75,970	$151,939

(5)
For fiscal year 2013, the amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of ATK common stock on the date of grant for restricted stock awards and awards that are subject to financial performance growth measures. The amounts that relate to long-term incentive compensation awards of performance shares are calculated at the target payout level. (The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

The value of the restricted stock awards and the target value for the fiscal year 2014-2016 performance shares (reflected in above table) for each of the named executive officers are shown in the table below separately:

Name	Restricted Stock	FY 2014 - 2016
Mr. DeYoung	$1,519,945	$1,519,945
Mr. Cohen	$1,099,872	$599,954
Mr. Larson	$175,935	$175,935

The maximum value for the fiscal year 2014-2016 performance shares for each of the named executive officers is shown in the table below:

Name	FY 2014-2016
Mr. DeYoung	$3,039,889
Mr. Cohen	$1,199,908
Mr. Larson	$351,870

(6)
For fiscal year 2012, the amounts in this column are calculated based on the number of shares awarded multiplied by the closing price of ATK common stock on the date of grant for restricted stock awards and awards that are subject to financial performance growth measures. The amounts that relate to long-term incentive compensation awards of performance shares are calculated at the target payout level. (The amounts do not reflect the actual amounts that may vest or be earned by the executive officers.) The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

The value of the restricted stock awards and the target value for the fiscal year 2013-2015 performance shares (reflected in above table) for each of the named executive officers are shown in the table below separately:

Name	Restricted Stock	FY 2013 - 2015
Mr. DeYoung	$1,519,984	$1,519,984
Mr. Cohen	$1,099,989	$599,986
Mr. Larson	$195,982	$195,982

The maximum value for the fiscal year 2013-2015 performance shares for each of the named executive officers is shown in the table below:

Name	FY 2013-2015
Mr. DeYoung	$3,040,025
Mr. Cohen	$1,199,973
Mr. Larson	$351,984

(7)
The amount in this column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amount is based on the fair value of the stock option award as estimated using the Black‑Scholes option‑pricing model multiplied by the number of shares subject to the option award. The assumptions used to arrive at the Black‑Scholes value are disclosed in Note 14 to the consolidated financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

(8)
For fiscal year 2014, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2014. The annual incentive compensation program and payments are described in the "Compensation Discussion and Analysis" in this proxy statement. Includes amounts, if any, deferred at the direction of the executive officer pursuant to ATK's 401(k) Plan or Nonqualified Deferred Compensation Plan.

(9)	For fiscal year 2013, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2013.

(10)	For fiscal year 2012, these amounts represent payment of annual incentive compensation for the fiscal year ended March 31, 2012.

(11)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under either the Alliant Techsystems Inc. Pension and Retirement Plan and the Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan. Mr. Cohen and Mr. Chaplin do not participate in defined benefit retirement plans since they were hired after ATK's pension plans were closed to new participants. See the "Pension Benefits" section in this proxy statement for additional information. No above‑market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(12)
The table below shows the components of this column for fiscal year 2014, which include perquisites, tax gross-ups, and Company matching contributions to ATK's defined contribution plans. The amounts represent the amount paid or accrued by, or the incremental cost to, the Company.

Name	Perquisite Allowance(1)	Dividends(2)	Disability Insurance Premium	401(k) Plan Contributions	DC SERP Plan Contributions	Umbrella Policy	Tax Gross-Ups(3)	Other Perquisites(4)
Mark W. DeYoung	$50,004	$45,049	$3,845	$23,175	$23,063	$4,925	$59,645	$64,828
Neal S. Cohen	$40,000	$31,366	$4,686	$20,345	$53,316	$1,425	$42,304	$53,377
Blake E. Larson	$30,000	$5,474	$3,749	$13,184	$10,024	$1,425	$50	$2,496
Jay Tibbets	$24,000	$3,650	$3,728	$12,613	$8,266	$1,252	$—	$2,944
Scott D. Chaplin	$20,000	$5,082	$2,914	$20,001	$16,695	$1,425	$—	$2,255

(1)
The allowance is not a reimbursement for perquisites. Instead, the annual amount is paid in cash in monthly installments. Accordingly, executive officers have the flexibility in determining how to spend their perquisite dollars and are not required to report how the amounts are used.

(2)	This amount represents dividend payments made to the named executive officers on unvested restricted stock awards.

(3)	The amount shown for Mr. DeYoung is for taxes related to the reimbursement of commuting expenses. The amount shown for Mr. Cohen is for taxes related to the reimbursement of relocation expenses.

(4)
The amount for Mr. DeYoung includes $55,500 for reimbursement of commuting expenses, including air and ground transportation, lodging and meals. The amount for Mr. Cohen includes $50,597 for reimbursement of relocation expenses. The remaining amounts in this column consist of costs for executive annual physical examinations, entertainment related to business events, gifts and spousal travel and meals for work-related functions.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes the grants of equity and non-equity plan-based awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2014. The non-equity awards were granted under our amended and restated Executive Officer Incentive Plan, which was approved by stockholders in 2011, and the equity awards were granted under our amended and restated 2005 Stock Incentive Plan, which was approved by stockholders in 2012.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(7)
											Exercise or Base Price of Option Awards ($/Share)
Name	Grant Date (1)	Incentive Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
Mark W. DeYoung	3/11/2014	Annual (3)	$645,000	$1,290,000	$2,580,000
	3/11/2014	Long-Term Stock (4)				3,436	14,995	29,990				$2,144,098
	3/11/2014	Restricted Stock (5)							8,997			$1,199,930
	3/11/2014	Stock Options (6)								22,117	$133.37	$799,972

Neal S. Cohen	3/11/2014	Annual (3)	$253,380	$506,760	$1,013,520
	3/11/2014	Long-Term Stock (4)				859	3,748	7,496				$535,917
	3/11/2014	Restricted Stock (5)							2,249			$299,949
	3/11/2014	Stock Options (6)								5,529	$133.37	$199,984

Blake E. Larson	3/11/2014	Annual (3)	$149,140	$298,280	$596,560
	3/11/2014	Long-Term Stock (4)				429	1,874	3,748				$267,959
	3/11/2014	Restricted Stock (5)							1,124			$149,908
	3/11/2014	Stock Options (6)								2,764	$133.37	$99,974

Jay Tibbets	7/31/2013	Long-Term Stock (8)				204	816	1,632				$75,970
	7/31/2013	Restricted Stock (9)							816			$75,970
	7/31/2013	Stock Options (10)								1,652	$93.10	$37,996
	3/11/2014	Annual (3)	$129,870	$259,740	$519,480
	3/11/2014	Long-Term Stock (4)				407	1,780	3,560				$254,518
	3/11/2014	Restricted Stock (5)							1,068			$142,439
	3/11/2014	Stock Options (6)								2,626	$133.37	$94,982

Scott D. Chaplin	3/11/2014	Annual (3)	$140,766	$281,531	$563,062
	3/11/2014	Long-Term Stock (4)				451	1,968	3,936				$281,399
	3/11/2014	Restricted Stock (5)							1,180			$157,377
	3/11/2014	Stock Options (6)								2,902	$133.37	$104,965

(1)
The grant date is the date the Personnel and Compensation Committee of the Board of Directors met and approved the awards. The July 31, 2013 grants to Mr. Tibbets were approved by the Personnel and Compensation Committee on July 30, 2013, subject to him being elected as an officer of the Company by the Board of Directors on July 31, 2013.

(2)
The amount assumes that the threshold level of performance is achieved for each of the three metrics of the long-term incentive award for the fiscal year 2015-2017 performance period. The three performance metrics and their respective weightings are described above in the "Compensation Discussion and Analysis" under the subheading "Fiscal Year 2015 Compensation Decisions--Long-Term Incentive Compensation."

(3)
The amounts for each officer reflect the potential cash payout for the fiscal year 2015 annual incentive program if all performance measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2015. The material terms of the award are described above in the "Compensation Discussion and Analysis" under the subheading "Fiscal Year 2015 Compensation Decisions--Annual Incentive Compensation."

(4)
Each column in this row shows the number of shares of common stock that may be paid out for the fiscal year 2015-2017 performance period if all performance metrics are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2017. The material terms of the award are described above in the "Compensation Discussion and Analysis" under the subheading "Fiscal Year 2015 Compensation Decisions--Long-Term Incentive Compensation."

(5)
The number of shares of restricted stock shown in this row represents the actual number of shares of restricted stock granted to the named executive officers on March 11, 2014. All shares of restricted stock shown in this row vest in three equal annual installments beginning on the first anniversary of the grant date.

The shares of restricted stock shown in this row may also vest upon death, disability, involuntary layoff (provided that at least one year has elapsed from the award date) or a qualifying termination of employment following a change in control of the Company. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our common stock.

(6)
The number of stock options shown in this row represents the actual number of options granted to the named executive officers on March 11, 2014. The option exercise price is the closing sale price of a share of ATK common stock on the New York Stock Exchange on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the grant date. The options may also vest in the event of a qualifying termination of employment following a change in control of the Company.

(7)
This column shows the full grant date fair value of the equity awards under FASB ASC Topic 718. Generally, for the long-term stock incentive awards relating to performance metrics, the full grant date fair value is the amount the Company could expense in its financial statements over the awards' performance period assuming performance is achieved at the target level for each of the three performance metrics. Assumptions made in the calculations of these amounts may be found in Note 14 to the audited financial statements in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

(8)
Each column in this row shows the number of shares of common stock that may be paid out for the fiscal year 2014-2016 performance period if all financial performance growth measures are satisfied at the applicable level. The payout will be determined after the fiscal year ending March 31, 2016. The material terms of the award were described in the "Compensation Discussion and Analysis" under the subheading "Fiscal Year 2014 Compensation Decisions-Long--Term Incentive Compensation" in ATK's 2013 proxy statement.

(9)
The number of shares of restricted stock shown in this row represents the actual number of shares of restricted stock granted to the named executive officer on July 31, 2013. All shares of restricted stock shown in this row vest in three equal annual installments beginning on the first anniversary of the grant date.

The shares of restricted stock shown in this row may also vest upon death, disability, involuntary layoff (provided that at least one year has elapsed from the award date) or a qualifying termination of employment following a change in control of the Company. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our common stock.

(10)
The number of stock options shown in this row represents the actual number of options granted to the named executive officers on July 31, 2013. The option exercise price is the closing sale price of a share of ATK common stock on the New York Stock Exchange on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the grant date. The options may also vest in the event of a qualifying termination of employment following a change in control of the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the unexercised stock options, restricted stock not vested and performance share awards not earned as of March 31, 2014 by the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)(5)
Mark W. DeYoung	3/6/2012	39,276	19,639	—	$56.79	3/6/2022	8,923	$1,268,404	26,765	(7)	$3,804,645
	3/5/2013	17,543	35,088	—	$65.77	3/5/2023	15,407	$2,190,105	23,110	(8)	$3,285,087
	3/11/2014	—	22,117	—	$133.37	3/11/2024	8,997	$1,278,924	14,995	(9)	$2,131,539

Neal S. Cohen	2/21/2012	—	—	—	$—	—	2,778	$394,893	—		$—
	3/6/2012	15,504	7,752	—	$56.79	3/6/2022	3,523	$500,794	10,565	(7)	$1,501,815
	3/5/2013	6,925	13,850	—	$65.77	3/5/2023	12,162	$1,728,828	9,122	(8)	$1,296,692
	3/11/2014	—	5,529	—	$133.37	3/11/2024	2,249	$319,695	3,748	(9)	$532,778

Blake E. Larson	9/8/2008	5,000	—	—	$105.63	9/8/2015	—	$—	—		$—
	3/6/2012	5,064	2,533	—	$56.79	3/6/2022	1,151	$163,615	3,451	(7)	$490,560
	3/5/2013	2,031	4,063	—	$65.77	3/5/2023	1,784	$253,596	2,675	(8)	$380,251
	3/11/2014	—	2,764		$133.37	3/11/2024	1,124	$159,777	1,874	(9)	$266,389

Jay Tibbets	3/6/2012	2,584	1,292	—	$56.79	3/6/2022	589	$83,726	1,761	(7)	$250,326
	3/5/2013	1,154	2,308	—	$65.77	3/5/2023	1,014	$144,140	1,520	(8)	$216,068
	7/31/2013	—	1,652	—	$93.10	7/31/2023	816	$115,994	816	(8)	$115,994
	3/11/2014	—	2,626	—	$133.37	3/11/2024	1,068	$151,816	1,780	(9)	$253,027

Scott D. Chaplin	10/1/2012	1,253	2,506	—	$51.96	10/1/2022	1,155	$164,183	1,732	(7)	$246,204
	3/5/2013	2,423	4,848	—	$65.77	3/5/2023	2,128	$302,495	3,192	(8)	$453,743
	3/11/2014	—	2,902	—	$133.37	3/11/2024	1,180	$167,737	1,968	(9)	$279,751

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of stock options, restricted stock and performance share awards.

(2)
Stock options granted in 2008 vested on the third anniversary of the grant date. Stock options granted in 2012, 2013 and 2014 vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)
Restricted stock awards vest in three equal annual installments beginning on the first anniversary of the grant date, except for 3,040 shares of the total amount granted to Mr. Cohen on March 5, 2013 which vest 100% on the third anniversary of the grant date.

(4)	The amounts in this column were calculated using a per share value of $142.15, the closing price of ATK common stock as reported on the NYSE on March 31, 2014, the last trading day of the fiscal year.

(5)
The amounts shown reflect the payout of the performance shares based on achievement at the target level of performance. The vesting and payout of any performance shares for the respective performance periods ending on March 31 will be determined after the corresponding fiscal year ending March 31, based on the actual achievement of specified performance goals.

(6)
This table does not include performance share awards granted in 2011 that were earned in part for the three-year performance period ending March 31, 2014. These performance awards were earned in part as described in the

"Compensation Discussion and Analysis" section under the subheading "Compensation for Fiscal Year 2014 - Long-Term Incentive Compensation."

(7)
These shares correspond to a long-term incentive award relating to financial performance growth measures (relative sales growth and return on invested capital) for the period of April 1, 2012 through March 31, 2015.

(8)
These shares correspond to a long-term incentive award relating to financial performance growth measures (relative sales growth and return on invested capital) for the period of April 1, 2013 through March 31, 2016.

(9)
These shares correspond to a long-term incentive award relating to performance metrics (revenue growth (based on three successive one-year measurement periods), return on invested capital over a three-year period and total stockholder return over a three-year period) for the period of April 1, 2014 through March 31, 2017.

OPTION EXERCISES AND STOCK VESTED
The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercise of stock options and vesting of restricted stock during the fiscal year ended March 31, 2014 and the payout of performance shares that were earned during the fiscal year ended March 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(1)(2)
Mark W. DeYoung	—	—	57,573	$8,424,513
Neal S. Cohen	—	—	10,859	$1,480,545
Blake E. Larson	—	—	8,310	$1,220,554
Jay Tibbets	—	—	4,290	$629,621
Scott D. Chaplin	—	—	1,641	$203,067

(1)
Includes the vesting of restricted stock. Value realized was determined by multiplying the number of vested shares by the closing market price of ATK common stock on the date of vesting. If the vesting date fell on a weekend or holiday, the closing market price of ATK common stock on the business day preceding the vesting date was used to determine the value realized. Beginning in fiscal year 2012, the Personnel and Compensation Committee annually has granted shares of restricted stock as a component of long-term incentive compensation, which shares vest in three equal annual installments beginning on the first anniversary of the grant date. In addition, Mr. Cohen (in connection with his commencement of employment with ATK) and Mr. Chaplin (in connection with his commencement of employment with ATK) previously received awards of restricted stock that also vested during the fiscal year. The number of shares of restricted stock that vested for each of the officers is as follows:

Name	Vesting Date	Number of Shares
Mr. DeYoung	3/6/2014	8,921
	3/5/2014	7,703
Mr. Cohen	2/21/2014	2,777
	3/6/2014	3,521
	3/5/2014	4,561
Mr. Larson	3/6/2014	1,150
	3/5/2014	891
Mr. Tibbets	3/6/2014	586
	3/5/2014	506
Mr. Chaplin	10/1/2013	577
	3/5/2014	1,064

The Company withheld shares of ATK common stock from each officer having a value equal to the applicable tax withholding requirement.

(2)
Includes the payment of performance shares which vested on March 31, 2014 upon subsequent confirmation by the Personnel and Compensation Committee that the performance goals had been achieved, as described in the "Compensation Discussion and Analysis" section of this proxy statement under the subheading "Long-Term Incentive Compensation -- Actions Taken During Fiscal Year 2014." The value realized was determined by multiplying the number of vested shares by the closing market price of ATK common stock on May 13, 2014, the payment date, which was $150.02. The number of performance shares that vested for each of the officers is as follows: Mr. DeYoung, 40,949; Mr. Larson, 6,269; and Mr. Tibbets, 3,198. Mr. Cohen and Mr. Chaplin did not have performance share awards, as the grants of the awards were made prior to their commencement of employment with ATK. The Company withheld shares of ATK common stock from each officer having a value equal to the applicable tax withholding requirement.

PENSION BENEFITS
ATK maintains two tax-qualified defined benefit retirement plans covering a majority of our employees. The plans were closed to new participants as of January 1, 2007 (and at later dates for certain employees covered by collective bargaining agreements). These qualified defined benefit plans are funded by employer contributions. Currently, all of the named executive officers, except for Mr. Cohen and Mr. Chaplin, participate in the Alliant Techsystems Inc. Pension and Retirement Plan (the "ATK Retirement Plan"). Mr. Cohen and Mr. Chaplin do not participate in a defined benefit retirement plan because they were hired after January 1, 2007. However, Mr. Cohen and Mr. Chaplin participate in the Company's defined contribution plan. The Company's contributions for Mr. Cohen and Mr. Chaplin under the defined contribution plan are included in the Summary Compensation Table under the column "All Other Compensation."
On January 31, 2013, the Personnel and Compensation Committee of the Board of Directors approved amendments to ATK's qualified retirement plans to freeze the current pension formula benefits effective June 30, 2013 for affected employees who earn a benefit under the ATK Retirement Plan or the Thiokol Pension Plan and to implement a new cash balance formula in those plans applicable to pay and service starting July 1, 2013. The new cash balance formula provides each affected employee with pay credits (ranging from 2.5% to 4.0% of pay) based on the sum of that employee's age plus years of pension service as of December 31 of each calendar year, plus 4% annual interest credits. The values reported in the Summary Compensation Table and the Pension Benefits Table reflect these changes.
The Internal Revenue Code limits the benefits that may be paid from our tax-qualified plans. The Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP") was established to provide benefits for pension participants whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. A grantor trust was established under which certain funds have been set aside to satisfy some of the obligations under the DB SERP. If the funds in the trust are insufficient to pay amounts payable under the DB SERP, the Company will pay the deficiency. ATK also sponsors the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP"). All of the named executives participate in the DC SERP. However, since Mr. Cohen and Mr. Chaplin do not participate in the DB SERP, they are eligible for an additional allocation in the DC SERP. Amounts allocated by the Company under the DC SERP are included in the Summary Compensation Table under the column "All Other Compensation" and are also shown in the table under the heading "Nonqualified Deferred Compensation" in this proxy statement.
On January 31, 2013, the Personnel and Compensation Committee of the Board of Directors also approved amendments to the DB SERP which mirror the qualified plan changes such that participants will no longer earn benefits based on the current formulas under the qualified defined benefit plans. Instead, effective July 1, 2013, those participants will earn benefits based on the new cash balance formula in the qualified defined benefit plans, but only with respect to eligible pay received after July 1, 2013 that exceeds the IRS annual compensation limit ($255,000 in 2013, but prorated in 2013 for the six-month period beginning July 1) and any eligible pay deferred after July 1, 2013 under ATK's Nonqualified Deferred Compensation Plan. The values reported in the Summary Compensation Table and the Pension Benefits Table reflect these changes.
The discussion of the benefit formulas, below, reflect the July 1, 2013 plan changes.

ATK Retirement Plan
Due to acquisitions and benefit plan mergers, the ATK Retirement Plan contains various benefit formulas that apply to certain groups of employees. The benefit formulas that applied to the named executive officers prior to July 1, 2013 include the Pension Equity Plan formula, the Aerospace Pension Plan formula and the old Cash Balance formula. For the portion of the benefit earned prior to July 1, 2013, Mr. DeYoung is covered by the Aerospace Pension Plan formula, Mr. Larson is covered by the old Cash Balance formula and Mr. Tibbets is covered by the Pension Equity Plan formula.
Beginning July 1, 2013, the pension benefit is calculated in two pieces: the benefit earned as of June 30, 2013 under the prior formula and the benefit earned under the new Cash Balance formula for service and earnings beginning July 1, 2013. Mr. DeYoung, Mr. Larson and Mr. Tibbets all began earning benefits under the new Cash Balance formula effective July 1, 2013.
Each portion of the pension benefit is payable separately. Different payment forms and commencement dates may be elected for the different pieces of the benefit. The elements of compensation used in applying the various payment and benefit formulas generally include base salary plus annual incentive payments (actually paid through the month of termination of employment), up to the applicable IRS maximum compensation limit. Historically, employees were vested after five years of vesting service. On January 1, 2008, vesting under the Pension Equity Plan formula and old Cash Balance formula changed to three years of vesting service. Effective July 1, 2013, all impacted employees who transitioned to the new Cash Balance formula became 100% vested in their entire pension benefit regardless of their years of vesting service. All of the named executive officers who participate in a defined benefit plan are vested in their respective ATK Retirement Plan benefits.
The normal retirement age for the plan is defined in the ATK Retirement Plan as age 65.
New Cash Balance Formula
Effective July 1, 2013, the pension plan formulas were amended to provide benefits based on a new Cash Balance formula. The new Cash Balance formula provides pay and interest credits to all eligible participants. The pay credit is based on a percentage of eligible earnings received after July 1, 2013. The pay credit percentage is based on age and Pension Service (measured in whole years) at the end of each calendar year.

Age plus Pension Service	Percentage of Eligible Pay
Less than 40	2.5%
From 40 to 59	3.0%
60 or more	4.0%
Cash Balance accounts are credited annually with pay and interest credits. The annual interest crediting rate is 4% and applies to the beginning of year account balance. Interest credits after termination continue to apply until benefit commencement date.
After termination of employment, a participant's vested account balance may be distributed immediately to a participant regardless of age in a variety of actuarial equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the cash balance account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.
Pension Equity Plan Formula
ATK adopted the Pension Equity Plan ("PEP") formula effective January 1, 2004 for new employees and existing employees who had less than 15 years of credited service as of December 31, 2003. Effective June 30, 2013, benefit accruals under this formula were frozen for the impacted participants. The frozen PEP formula calculates benefits as a lump sum amount equal to:

•	5.5% of final average earnings up to one-half of the social security wage base, plus 11% of final average earnings in excess of one-half of the social security wage base,

•	multiplied by years of credited service.

Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as of June 30, 2013 is $113,700.
This frozen PEP lump sum amount is increased on a monthly basis by interest at a rate of 4% (compounded annually) until the participant's elected benefit commencement date.
Additionally, for employees who were participants in the ATK Retirement Plan prior to January 1, 2004, the PEP benefit is not less than the benefit computed based on the prior plan formula accrued through December 31, 2003, plus the PEP formula for service and earnings beginning January 1, 2004 and ending June 30, 2013.
Upon termination of employment, the Pension Equity Plan permits immediate distribution of the vested benefit to any participant regardless of age in a variety of actuarially equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the lump sum to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.
Aerospace Pension Plan Formula
The Aerospace Pension Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined ATK in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition.
The Aerospace Pension Plan provides an annuity benefit determined based on final average earnings and the participant's years of credited service. Effective June 30, 2013, benefit accruals under this formula were frozen for the impacted participants. The frozen benefit is equal to:

•
1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013), plus 1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013),

•	multiplied by years of credited service.
Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as in effect for the 12 months prior to July 1, 2013 is $111,900.
Benefits are paid in a variety of actuarially equivalent monthly annuity options at retirement. Additionally, participants eligible for early retirement may elect to receive 51% of their benefit in a lump sum payment.
Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 frozen benefit, and with a reduced frozen benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years. As it relates to the frozen benefit, service with ATK after July 1, 2013 will be included when determining eligibility for early retirement.
Old Cash Balance Formula
Effective April 1, 1992, the pension plan formula then in effect was amended to provide benefits based upon a Cash Balance formula (referred to as the "old" Cash Balance formula). The old Cash Balance formula continues to apply to employees who were participants in the pension plan as of April 1, 1992, or were hired after April 1, 1992 and not covered by one of the subsequently acquired plan formulas, but who had at least 15 years of credited service as of December 31, 2003. Effective June 30, 2013, pay credits under this old cash balance formula ended. Mr. Larson's initial cash balance account was equal to the lump sum value as of April 1, 1992 of his accrued benefit under the prior pension plan formula at that time. Mr. Larson's cash balance account was credited monthly with a percentage of pension earnings that increased with length of service as follows:

Years of Service	Percentage of Pension Earnings	Additional Percentage for Earnings in Excess of Social Security Wage Base
Less than 5	3.5%	3.5%
5 to 9	4.5%	4.5%
10 to 14	5.5%	5.5%
15 to 19	6.5%	5.5%
20 to 24	7.5%	5.5%
25 or more	8.5%	5.5%
The pay credits applied to the old cash balance accounts ended on June 30, 2013. The account balances continue to be credited monthly with interest credits equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. The minimum annual interest crediting rate is 3.06%. For calendar year 2014, the crediting rate is 3.06%.
The old Cash Balance formula benefit (frozen as of June 30, 2013) is not less than the lump sum equivalent of a monthly benefit of $47.50 multiplied by years of credited service as of June 30, 2013 payable at age 65.
At retirement, which may occur at or after age 55, a participant's vested old cash balance account may be payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if commencement of benefits occurs at or after age 62, as an optional lump sum payment. The interest rate and mortality table used to convert the old cash balance account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.
Defined Benefit Supplemental Executive Retirement Plan
The DB SERP provides benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the ATK Nonqualified Deferred Compensation Plan. The IRS annual salary limitation (Section 401(a)(17) of the Internal Revenue Code) and certain other IRS requirements reduce pension benefits from tax-qualified pension plans for certain highly compensated employees. The DB SERP is designed to offset these limitations.
The applicable benefits from the DB SERP are generally based on the same benefit formula and provisions as the underlying qualified plan formula that applies to the participant. Effective July 1, 2013, the benefit formula for future accruals under the DB SERP changed to the new Cash Balance formula. The DB SERP benefit beginning July 1, 2013 consists of the frozen SERP benefit earned under the prior formula as of June 30, 2013 and the SERP benefit earned under the new Cash Balance formula after that date. The DB SERP benefits are paid in a lump sum the later of six months or February 1 following the calendar year of termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code), including interest (at the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments) from the first day of the month following termination to the actual payment date. The DB SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments, except for formulas which already determine the benefit as a lump sum amount.
Employees vest in the DB SERP benefits at the same time their benefits vest under the qualified pension plan.
The DB SERP provides certain executives covered by the old Cash Balance formula with the right to receive a benefit based on the greater of the PEP formula or the old Cash Balance formula through June 30, 2013 provided they remain employed until at least age 55 and receive a benefit under the new Cash Balance formula in effect July 1, 2013. This provision will apply to Mr. Larson if he remains employed until age 55. The benefit included in the Pension Benefits table below does not include any value for this provision since Mr. Larson is not yet age 55. The amount of the additional benefit (if any) depends on actual pension earnings and actual cash balance interest credits through the date of determination.

Pension Benefits
The following table provides information concerning each ATK defined benefit plan that provides for payments or benefits to any of the named executive officers.

Name	Plan Name	Number of Years Pension Service(1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Mark. W. DeYoung	ATK Retirement Plan	29.250	$1,246,877	$—
	ATK DB SERP	29.250	$7,686,141	$—
Blake E. Larson	ATK Retirement Plan	32.750	$536,410	$—
	ATK DB SERP	32.750	$620,083	$—
Jay Tibbets	ATK Retirement Plan	14.167	$316,896	$—
	ATK DB SERP	14.167	$326,232	$—

(1)	Pension Service is determined in years and months as of March 31, 2014.

Assumptions
The "Present Value of Accumulated Benefits" is based on the same assumptions as those used for the valuation of the plan liabilities in ATK's Annual Report on Form 10-K for the fiscal year ended March 31, 2014. The assumptions made in the calculations of these amounts may be found in Note 10 to the audited financial statements in ATK's Form 10-K.
The old Cash Balance formula benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 3.5%. Retirement age is assumed to be age 65, except for Mr. DeYoung's benefits. For Mr. DeYoung, age 60 is used since this is the unreduced retirement age for the Aerospace Pension Plan formula which makes up the majority of his pension benefits. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.
All SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.
"Pension Service" includes only service with ATK (or certain acquired employers). In general, ATK does not grant extra years of pension service.

NONQUALIFIED DEFERRED COMPENSATION
The following table provides information for the executive officers named in the Summary Compensation Table regarding contributions, earnings, distributions and year-end account balances with respect to the contributions to the ATK Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") and, if applicable, the ATK Nonqualified Deferred Compensation Plan.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($) (1)
Mark W. DeYoung	DC SERP	$—	$23,062	$208	$—	$23,270
	Deferred Compensation Plan	$178,341	$—	$882,935	$—	$1,835,324
Neal S. Cohen	DC SERP	$—	$53,316	$1,808	$—	$65,538
Blake E. Larson	DC SERP	$—	$10,024	$159	$—	$10,183
	Deferred Compensation Plan	$—	$—	$114,007	$—	$721,484
Jay Tibbets	DC SERP	$—	$8,266	$74	$—	$8,340
	Deferred Compensation Plan	$—	$—	$195,642	$—	$394,700
Scott D. Chaplin	DC SERP	$—	$16,695	$165	$—	$16,860

(1)
The following amounts represent aggregate contributions made by the executive officer or by ATK for the benefit of the executive officer, since the officer's commencement of participation in the plan(s) through the end of fiscal year 2014. Deferrals and contributions in prior years were previously reported as compensation in the Summary Compensation Table in ATK's proxy statement for the applicable years for those officers who were named in the Summary Compensation Table in those years. The aggregate earnings represent the cumulative earnings on the original deferred amounts, less amounts withdrawn.

Name	Salary Deferrals ($)	Company Allocations to DC SERP ($)	Annual Cash Incentive Deferrals ($)	Performance Share Deferrals ($)	Withdrawals ($)	Aggregate Earnings ($)	Balance ($)
Mark W. DeYoung	$—	$23,062	$116,378	$1,007,644	$(71,897)	$783,407	$1,858,594
Neal S. Cohen	$—	$63,715	$—	$—	$—	$1,823	$65,538
Blake E. Larson	$—	$10,024	$308,888	$—	$—	$412,755	$731,667
Jay Tibbets	$—	$8,266	$—	$125,813	$—	$268,961	$403,040
Scott D. Chaplin	$—	$16,695	$—	$—	$—	$165	$16,860
Deferred Compensation Plan
All of ATK's executive officers are eligible to participate in the ATK Nonqualified Deferred Compensation Plan. Participants in the Plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. ATK may credit to participants' accounts under the Plan certain additional amounts relating to foregone matching contributions under ATK's 401(k) Plan. Under the Plan, ATK may also make additional discretionary contributions to participants' accounts.
The Plan is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future. However, ATK has established a nonqualified grantor trust commonly known as a "Rabbi Trust." The assets of the Rabbi Trust will be used to pay benefits, but the assets of the Trust remain subject to the claims of ATK's general creditors.
Participants' account balances are credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by ATK from time to time under the Plan. The investment alternatives include funds with different degrees of risk and, for amounts credited before January 1, 2005, include ATK common stock as an investment alternative. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the ATK common stock investment alternative. After January 1, 2005, only deferrals of equity performance awards may be credited to, and must remain credited to, the ATK common stock investment alternative. Amounts allocated to the ATK common stock investment alternative are credited with dividend equivalents in the form of additional deferred stock units, based on the closing sale price of ATK common stock as reported on the New York Stock Exchange on ATK's dividend payment dates. Dividend equivalents are credited at the same rate as cash dividends paid on ATK's common stock.
The investment alternatives are based on the following funds, which generally correspond to the investment funds made available under ATK's 401(k) Plan. The corresponding average annual rates of return shown below are based on our fiscal year ended March 31, 2014.

Fund Name	FY14 Return
Vanguard Institutional Index Fund Institutional Plus Shares	21.84%
Vanguard Extended Market Index Fund Institutional Plus Shares	25.91%
BlackRock MSCI ACWI ex-US IMI Index Non-Lendable Fund "W"	12.79%
PIMCO Total Return Fund Class Institutional Class	(1.24)%
Wellington CIF II Balanced Real Assets Portfolio—Series 1	(4.23)%
Fidelity Money Market Fund	0.01%
ATK Common Stock Measuring Investment	98.28%
JPMCB SmartRetirement® Passive Blend Income Fund C	6.48%
JPMCB SmartRetirement® Passive Blend 2015 Fund C	8.12%
JPMCB SmartRetirement® Passive Blend 2020 Fund C	10.26%
JPMCB SmartRetirement® Passive Blend 2025 Fund C	11.94%
JPMCB SmartRetirement® Passive Blend 2030 Fund C	13.35%
JPMCB SmartRetirement® Passive Blend 2035 Fund C	14.61%
JPMCB SmartRetirement® Passive Blend 2040 Fund C	15.14%
JPMCB SmartRetirement® Passive Blend 2045 Fund C	15.12%
JPMCB SmartRetirement® Passive Blend 2050 Fund C	15.09%
JPMCB SmartRetirement® Passive Blend 2055 Fund C	15.83%
Generally, payouts from the Plan cannot be made until the participant terminates employment, becomes totally and permanently disabled, has an unforeseeable financial emergency or reaches the date of a scheduled distribution elected by the participant under rules specified in the Plan. A participant may request a distribution of amounts deferred before January 1, 2005, subject to the forfeiture of 10% of the amount withdrawn. Payouts may commence as soon as practicable following the occurrence of a distribution event; however, for amounts deferred after 2004, a payout cannot begin until six months after termination or separation of service (as defined by Section 409A of the Internal Revenue Code) for certain participants. Payouts are made in cash, except with respect to deferrals of equity performance awards after January 1, 2005, which are paid in shares of ATK common stock equal to the number of shares that were deferred, plus additional deferred stock units credited to the participants' accounts as a result of the deemed reinvestment of dividend equivalents with respect to the deferred shares. For deferrals made on or after January 1, 2005, payouts are made in a lump sum or, in the case of retirement, in either a lump sum or in annual installments of up to 15 years as elected by the participant.
Defined Contribution Supplemental Executive Retirement Plan
The DC SERP is a nonqualified defined contribution plan under which ATK and its subsidiaries that sponsor the DC SERP may credit pre-tax contributions to a participant's account. Participation in the DC SERP is limited to (1) employees who are eligible for a non-elective contribution ("NEC") under the ATK 401(k) Plan and (2) beginning July 1, 2013, employees who receive eligible compensation in excess of the IRS annual compensation limit and make the maximum allowable before-tax or Roth 401(k) contributions to the ATK 401(k) Plan. An annual NEC allocation of 2.5% to 4.0% of compensation in excess of the IRS limits for a plan year will be made to a participant's account if: (i) the employee is a participant in the ATK 401(k) Plan and the employee's NEC to the ATK 401(k) Plan for the plan year is reduced by the annual compensation limit imposed by the Internal Revenue Code or (ii) the employee is a participant in both the ATK 401(k) Plan and ATK's Nonqualified Deferred Compensation Plan and the employee's NEC to the 401(k) Plan for the plan year is reduced due to the employee's deferrals to the Nonqualified Deferred Compensation Plan. Additionally, an annual match allocation of 4.5% of compensation in excess of the IRS compensation limit will be made to a participant's account if the participant has made the maximum allowable before-tax or Roth 401(k) contributions to the ATK 401(k) Plan for the calendar year.

Vesting for the NEC allocation under the DC SERP occurs following three years of vesting service and vesting for the match allocation under the DC SERP occurs following one year of vesting service. A participant becomes fully vested upon death, attainment of age 65, total disability while employed by the Company, or upon a change in control.
The DC SERP is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by ATK to pay participants benefits in the future.
Participants' account balances are credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by ATK from time to time under the Plan. The measuring investments have different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time. The investment alternatives are the same as those listed above for the Nonqualified Deferred Compensation Plan with the exception of the ATK Common Stock Measuring Investment, which is not available under the DC SERP.
The DC SERP benefit is paid as a lump sum on the later of the first day of the seventh month following termination of employment or February 1st of the calendar year following the calendar year of termination of employment.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Payments Made Upon Voluntary or Involuntary Termination
If the employment of any of the named executive officers is voluntarily or involuntarily terminated (other than retirement, involuntary termination not "for cause" or layoff, as described below), no additional payments or benefits will accrue or be paid to the individual, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits," and "Nonqualified Deferred Compensation." A voluntary or involuntary termination will not trigger an acceleration of the vesting of any stock options or other long-term incentive awards.
Payments Made Upon Retirement
Upon retirement of a named executive officer, the officer would be eligible for:

•
A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

•
A prorated amount of the executive officer's performance share awards for the fiscal year 2013-2015 and fiscal year 2014-2016 performance periods, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period. Other outstanding performance awards and unvested restricted stock awards would be forfeited.

•	Stock options generally are exercisable for three years to the extent exercisable on the date of retirement, but may not be exercised later than the expiration date of the stock options.
Mr. DeYoung is the only executive officer named in the Summary Compensation Table who was retirement eligible on March 31, 2014.
If a named executive officer covered under the Alliant Techsystems Inc. Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP") or the Alliant Techsystems Inc. Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") engages in certain specific activities before payment of the supplemental executive retirement plan benefit, the executive will forfeit the benefit provided under the Plan. The DB SERP is described above in this proxy statement under the heading "Pension Benefits" and the DC SERP is described above in this proxy statement under the heading "Nonqualified Deferred Compensation."

Payments Made Upon Layoff
If the employment of any of the named executive officers is terminated by ATK for convenience or a reduction in force due to lack of business or reorganization, the officer would be eligible for:

•	A lump sum payout equal to 12 months base salary,

•
A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

•	An additional $15,000 to defray health care costs; and,

•	An estimated $10,000 of outplacement services.
In return, the officer is required to execute a general release of claims against ATK and agree to confidentiality, non-compete, non-solicitation and non-disparagement provisions for the one-year severance period. If a breach of any of these post-employment restrictions occurs, ATK is entitled to stop payment on the severance benefit and recover payments already made.
In the event of a layoff of any of the named executive officers, our standard award agreements provide as follows:

•
Vesting is not accelerated for stock options. Stock options generally are exercisable for 90 days following such termination of employment to the extent exercisable on the date of termination of employment, but may not be exercised later than the expiration date of the stock options.

•	Shares of restricted stock immediately vest, provided that at least one year has elapsed from the award date.

•
For the named executive officers who have outstanding performance share awards for the fiscal year 2013-2015 and fiscal year 2014-2016 performance periods, a prorated amount of the officer's 2013-2015 and 2014-2016 performance awards would be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period.

The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."
Payments Made Upon Disability
If the employment of any of the named executive officers is terminated due to disability, the following provisions would apply:

•
Stock options generally are exercisable for three years following such termination of employment to the extent exercisable on the date of termination, but may not be exercised later than the expiration date of the stock options.

•	The vesting of shares of restricted stock will be accelerated.

•
A prorated amount of the executive officer's annual incentive award will be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

•
A prorated amount of the executive officer's performance award will be paid at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment.

The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."
Payments Made Upon Death
If any of the named executive officers dies, the treatment of awards is similar to that outlined above for termination due to disability, except with respect to performance awards. Outstanding awards would be paid to the officer's estate as soon as administratively possible at the threshold performance level for the fiscal year 2013-2015 and the fiscal year 2014-2016 performance periods. The payment would be prorated for the period of active service during the performance period.
The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."
Potential Payments Upon Termination Following a Change in Control
The purpose of the Alliant Techsystems Inc. Income Security Plan is to provide income security protection to certain executives of ATK in the event of a "qualifying termination" following a change in control of ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason." For purposes of the Income Security Plan, a "change in control" includes:

•	An acquisition of 40% or more of the voting power of securities entitled to vote in the election of directors;

•	The consummation of a reorganization, merger, asset sale, or other transaction that results in existing stockholders owning less than 60% of the Company's outstanding voting securities;

•	A change in a majority of the incumbent directors (including directors approved by a majority of the incumbents);

•	Approval by the stockholders of a complete liquidation or dissolution of the Company; or

•	Any other circumstance which the Board determines to be a change in control for purposes of this plan after giving due consideration to the nature of the circumstances then presented.
The amounts of the payments that would be made to the current executive officers named in the Summary Compensation Table if a "qualifying termination" occurred on March 31, 2014 are shown in the table below titled "Potential Payments Upon Termination."
Participation in the plan is limited to executive officers of ATK who are required to file reports of beneficial ownership of ATK securities with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Section 16 Reporting Officers") and any employee selected by the Personnel and Compensation Committee of the Board of Directors to participate in the plan for the current fiscal year. Within the plan, participants are divided into two tiers with different levels of payments and benefits:

•
"Tier 1 Participants," who are ATK's President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Operating Officer (not a position used currently) and Senior Vice President and General Counsel; and

•	"Tier 2 Participants," who are all other Section 16 Reporting Officers and any employee selected by the Committee to participate in the plan for the current fiscal year.
The plan does not have a tax gross-up provision, and the plan caps the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code.
In the event of a "qualifying termination," as defined in the Income Security Plan, each participant in the plan will receive:

•	Base salary and other compensation earned through the date of termination to the extent not already paid;

•
A prorated portion of the annual cash incentive payment for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

•	Immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

•	Payment of outstanding performance vesting stock awards and long-term cash incentive plan awards at the target level of performance;

•	A cash payment equal to the value of perquisites that ATK would have provided for a period of one year following termination; and

•	Payment for reasonable legal fees and expenses incurred in good faith by the participant to obtain benefits if ATK does not pay benefits under the plan.
In the event a Tier 1 Participant has a "qualifying termination" within the first five years of service in his or her specific Tier 1 officer position, the Tier 1 Participant will also receive:

•	A cash payment equal to three times the participant's annual base salary and current annual cash incentive opportunity, assuming the target level of performance had been achieved;

•	A cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•	A cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of three years following termination; and

•
An additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the DB SERP and/or DC SERP that would have occurred if: (1) the additional age and service would have been credited during the three-year period following the date of the termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation, and (2) the participant had contributed the maximum amounts allowable for before-tax or Roth 401(k) contributions to the 401(k) Plan during the three-year period following the date of termination.

After five years of service in the specific Tier 1 officer position, each element of compensation payable to a Tier 1 Participant that is multiplied by three, as described above, will be reduced by an increment of 0.2 on each of the fifth through ninth anniversaries of the date of service in that position, for a total decrease from three times compensation to two times compensation over that five-year period.
Effective May 2, 2014, the multiple for each of Mr. DeYoung, Mr. Cohen and Mr. Chaplin is 3.
Tier 2 Participants will also receive:

•	A cash payment equal to two times the participant's annual base salary and current annual cash incentive amount opportunity, assuming the target level of performance had been achieved;

•	A cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•	A cash payment equal to the value of benefits that ATK would have provided to the participant under ATK's group health plan for a period of two years following termination; and

•
An additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the DB SERP and/or DC SERP that would have occurred if: (1) the additional age and service would have been credited during the two-year period following the date of termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation, and (2) the participant had contributed the maximum amounts allowable for before-tax or Roth 401(k) contributions to the 401(k) Plan during the two-year period following the date of termination.

The cash payments described above (other than payments under any supplemental retirement benefit) will be paid in a lump sum not later than the 15th day of the third calendar month following the date of a participant's "qualifying termination." The supplemental retirement benefit is paid the later of (a) six months following termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code) or (b) February 1 of the following calendar year. A participant is entitled to such benefits under the Income Security Plan in consideration of his or her execution of a separation agreement and general release of claims (the "Release"). ATK's obligation to provide benefits to a participant will be conditioned on the participant's continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release and the covenants to provide services to ATK set forth in the Release. The obligations of the participants have a duration of three years for Tier 1 participants and two years for Tier 2 participants. If a breach of these post-employment restrictions occurs, ATK is entitled to injunctive relief and any other legal or equitable remedies.
Potential Payments Upon Termination
The following table shows potential payments to the named executive officers upon death, disability, layoff and termination of employment following a change in control of the Company. The amounts shown assume that the termination was effective March 31, 2014, the last day of the fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination, in addition to the base salary, annual incentive and long-term incentive earned during fiscal year 2014 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" and "Nonqualified Deferred Compensation" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination. No tax gross-ups are paid to the executive officers upon termination of employment.

	Mark W. DeYoung		Neal S. Cohen		Blake E. Larson		Jay Tibbets		Scott D. Chaplin
Payments Upon Death
Cash Payment	—		—		—		—		—
Equity
Stock Options	$—		$—		$—		$—		$—
Restricted Stock	$4,737,433	(1)	$2,944,211	(1)	$576,987	(1)	$495,677	(1)	$634,415	(1)
Performance Awards	$907,628	(2)	$358,218	(2)	$113,294	(2)	$65,958	(2)	$68,516	(2)
Retirement (defined benefit, defined contribution, DB SERP, DC SERP, and 401(k))	—		—		—		—		—
Total	$5,645,061		$3,302,429		$690,281		$561,635		$702,931
Payments Upon Disability
Cash Payment	—		—		—		—		—
Equity
Stock Options	$—		$—		$—		$—		$—
Restricted Stock	$4,737,433	(1)	$2,944,211	(1)	$576,987	(1)	$495,677	(1)	$634,415	(1)
Performance Awards	$3,631,364	(3)	$1,433,298	(3)	$453,601	(3)	$264,541	(3)	$274,350	(3)
Retirement (defined benefit, defined contribution, DB SERP, DC SERP, and 401(k))	—		—		—		—		—
Total	$8,368,797		$4,377,509		$1,030,588		$760,218		$908,765
Payments Upon Layoff
Cash Payment	$1,050,000	(4)	$640,000	(4)	$470,527	(4)	$395,000	(4)	$418,750	(4)
Equity
Stock Options	$—		$—		$—		$—		$—
Restricted Stock	$3,458,510	(1)	$2,624,515	(1)	$417,210	(1)	$227,866	(1)	$466,678	(1)
Performance Awards	$3,631,364	(3)	$1,433,298	(3)	$453,601	(3)	$264,541	(3)	$274,350	(3)
Retirement (defined benefit, defined contribution, DB SERP, DC SERP, and 401(k))	—		—		—		—		—
Total	$8,139,874		$4,697,813		$1,341,338		$887,407		$1,159,778
Payments Upon Termination following a Change in Control
Severance Payment	$6,765,000		$3,321,000		$1,470,237		$1,221,000		$1,949,063
Severance Reduction	$(6,765,000)	(5)	$(2,675,847)	(5)	(290,782)	(5)	$(263,416)	(5)	(1,577,798)	(5)
Equity
Stock Options	$4,550,486	(6)	$1,768,118	(6)	$550,734	(6)	$390,657	(6)	$621,735	(6)
Restricted Stock	$4,737,196	(1)	$2,943,927	(1)	$576,797	(1)	$495,298	(1)	$634,368	(1)
Performance Awards	$7,089,732	(7)	$2,798,507	(7)	$870,811	(7)	$582,388	(7)	$699,947	(7)
Equity Value Cutback	$(92,120)	(5)	$—		$—		$—		$—
Health and Welfare Benefits	$34,292	(8)	$34,292	(8)	$15,358	(8)	$22,861	(8)	$32,170	(8)
Perquisites	$50,000	(9)	$40,000	(9)	$30,000	(9)	$30,000	(9)	$20,000	(9)
Health and Welfare and Perquisite Cutback	$(84,292)	(5)	$—		$—		$—		$—
Retirement (defined benefit, defined contribution, DB SERP, DC SERP, and 401(k))	$2,320,511		$79,598		$1,579,898		$85,258		$63,632
Retirement Cutback	$(2,320,511)	(5)	$—		$—		$—		$—
Total	$16,285,294		$8,309,595		$4,803,053		$2,564,046		$2,443,117

(1)
Values are determined by multiplying the number of shares of restricted stock by $142.15, the closing market price of ATK common stock as reported on the NYSE on March 31, 2014, the last trading day of the fiscal year.

(2)
Estimates for the performance awards for the fiscal year 2013-2015 and fiscal year 2014-2016 performance periods assume payout at the threshold performance level, consistent with the terms of the Award Agreements. The value represents a prorated number of shares based on the period of active employment during the performance period. The value was determined by multiplying the number of shares payable by $142.15, the closing market price of a share of ATK common stock as reported on the NYSE on March 31, 2014, the last trading day of the fiscal year.

(3)
Estimates for the performance awards for the fiscal year 2013-2015 and fiscal year 2014-2016 performance periods assume payout at the target performance level and are prorated based on the period of active employment during the respective performance periods. The value was determined by multiplying the number of shares payable by $142.15, the closing market price of a share of ATK common stock as reported on the NYSE on March 31, 2014, the last trading day of the fiscal year. The performance awards would be paid at the end of the performance period based on the actual performance measured following the end of the performance period and would be prorated for the period of active employment during the performance period.

(4)	The cash payment includes 12 months of base salary, an additional $15,000 to defray health care costs and an estimated $10,000 of outplacement services.

(5)
Under the terms of the Income Security Plan, benefits in excess of the limit established under Section 280G of the Internal Revenue Code are reduced such that the total severance benefit equals the Section 280G limit, beginning with the cash severance payment.

(6)
Values are determined by multiplying the number of unvested options by the spread between the option price and $142.15, the closing market price of a share of ATK common stock as reported on the NYSE on March 31, 2014, the last trading day of the fiscal year.

(7)
Estimates for the performance awards for the fiscal year 2013-2015 and fiscal year 2014-2016 performance periods assume payout at the target performance level, consistent with the terms of the Income Security Plan. The value was determined by multiplying the number of shares payable by $142.15, the closing market price of a share of ATK common stock as reported on the NYSE on March 31, 2014, the last trading day of the fiscal year.

(8)
For purposes of quantifying health and welfare benefits, ATK's annual premium cost was multiplied by three for each of Mr. DeYoung, Mr. Cohen and Mr. Chaplin and multiplied by two for each of the other named executive officers.

(9)	Perquisites consist of a flexible perquisite allowance.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF ATK'S NAMED EXECUTIVE OFFICERS
In accordance with applicable proxy regulations, we are asking our stockholders to approve the following advisory resolution on our executive compensation as disclosed in this proxy statement:
RESOLVED, that the compensation paid to ATK's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.
The Personnel and Compensation Committee of our Board of Directors believes that the compensation for the fiscal year ended March 31, 2014 of our executive officers named in the Summary Compensation Table is reasonable and appropriate, and is designed to ensure that management's interests are aligned with our stockholders' interests for long-term value creation.
We urge our stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative in this proxy statement, which provide detailed information on ATK's compensation policies and practices and the compensation of our named executive officers.
This advisory vote, commonly referred to as "say on pay," is non-binding on our Board of Directors. Although non-binding, the Personnel and Compensation Committee of the Board will take into account the results of the say-on-pay vote, as applicable, when considering future executive compensation arrangements.
In connection with the Annual Meeting of Stockholders of ATK on August 2, 2011, ATK's Board of Directors recommended, and stockholders overwhelmingly approved, an annual say-on-pay vote. Accordingly, ATK will conduct future say-on-pay votes every year, with the next such voting opportunity occurring in connection with ATK's Annual Meeting of Stockholders in 2015.
Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

AUDIT COMMITTEE REPORT
The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that each of Douglas L. Maine and Roman Martinez IV is an "audit committee financial expert," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website. The Audit Committee has sole authority to appoint, terminate or replace the Company's independent registered public accounting firm, which reports directly to the Audit Committee.
The Audit Committee reviews the Company's financial statements and the Company's financial reporting process. Management has the primary responsibility for the Company's financial statements and internal control over financial reporting, as well as disclosure controls and procedures. In this context, the Audit Committee:

•
reviewed and discussed with management and Deloitte & Touche LLP, the Company's independent registered public accounting firm ("Deloitte"), the Company's audited consolidated financial statements for the fiscal year ended March 31, 2014;

•	discussed with Deloitte the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the Audit Committee concerning independence; and

•	discussed with Deloitte the firm's independence.

Other significant activities of the Audit Committee during the fiscal year ended March 31, 2014 included:

•	evaluation of Deloitte's qualifications, performance and independence;

•
approval of Deloitte's audit plan and proposed fees for the fiscal year ended March 31, 2014, after considering the process for determining the appropriate scope of the audit, the basis for the proposed fees, and the adequacy of the aggregate hours proposed for the fiscal year audit;

•	pre-approval of any additional Deloitte services and fees, along with a quarterly review of all fees paid to Deloitte under the Committee’s pre-approval policy with respect to Deloitte's services; and

•	approval of the Company's Internal Audit plan for the fiscal year ended March 31, 2014.

The Audit Committee's significant activities during the fiscal year ended March 31, 2014 also included regular reviews and discussions of:

•	the Chief Executive Officer's and Chief Financial Officer's evaluation of disclosure controls and procedures and internal control over financial reporting;

•
the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations;

•	earnings releases and financial information and earnings guidance provided to the Company's analysts;

•	Deloitte's reports on financial statements and the effectiveness of the Company's internal control over financial reporting;

•
management’s and the Committee's assessment of the qualifications and performance of Deloitte and the lead audit partner, and a report of Deloitte's internal quality-control procedures, before retaining the independent registered public accounting firm for the next fiscal year;

•	quarterly reports of the significant activities and audit results of the Company's Internal Audit department;

•	significant litigation and legal matters;

•	quarterly reports of ethics and compliance matters and the results of ATK's annual compliance risk assessment; and

•
related person transactions involving the Company's executive officers and beneficial owners of more than five percent of the Company's common stock, to determine whether any such transactions created any conflicts of interest.

Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K, for the fiscal year ended March 31, 2014, filed with the Securities and Exchange Commission.

Audit Committee
Douglas L. Maine, Chair
Michael Callahan
Martin C. Faga
April H. Foley
Roman Martinez IV

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Deloitte & Touche LLP acts as ATK's independent registered public accounting firm and also provides certain other services.
Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditors) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditors without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. In accordance with the pre-approval policy, ATK's Chief Financial Officer reports to the Audit Committee at each regular meeting of the Committee the specific services provided by the independent auditor and the dollar amounts of fees paid for such services since the last Committee meeting. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals. Any pre-approval by the Chair of the Audit Committee is presented to the full Committee at its next scheduled meeting.
The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by Deloitte & Touche LLP for each of the last two fiscal years. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 3/31/2014	Fiscal Year Ended 3/31/2013
Audit Fees	$2,264,576	$2,022,279
Audit-Related Fees	1,002,200	238,304
Tax Fees	1,125,066	636,297
All Other Fees	25,000	—
Total Fees	$4,416,842	$2,896,880
The Audit Fees billed or to be billed for the fiscal years ended March 31, 2014 and 2013 were for professional services rendered for audits of the annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of the quarterly financial statements.
The Audit-Related Fees billed in the fiscal years ended March 31, 2014 and 2013 were primarily for services relating to due diligence for strategic initiatives and research tools. The amount for fiscal 2014 also included services related to a private placement debt offering and the amount for fiscal 2013 also included services related to the filing with the Securities and Exchange Commission of a Current Report on Form 8-K to disclose ATK's new organizational structure.
The Tax Fees billed in each of the fiscal years ended March 31, 2014 and 2013 were for services related to tax compliance, tax advice and tax planning.
The Other Fees billed in the fiscal year ended March 31, 2014 were for consultation services related to developing ATK's strategic vision.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP as ATK's independent registered public accounting firm to audit ATK's financial statements for the fiscal year ending March 31, 2015. Stockholders are asked to ratify this appointment. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders.
        Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as ATK's independent registered public accounting firm.
PROPOSAL 4
STOCKHOLDER PROPOSAL REGARDING DISCLOSURE OF ACTIONS TAKEN ON SANDY HOOK PRINCIPLES
The Treasurer of the State of Connecticut, on behalf of the Connecticut Retirement Plans and Trust Funds, and the Comptroller of the State of New York, on behalf of the New York State Common Retirement Fund, have each submitted the proposal set forth below as joint proponents for consideration by the stockholders at the Annual Meeting. Each of the proponents is a beneficial owner of at least $2,000 of ATK common stock. ATK will provide to stockholders the addresses of the proponents promptly upon receiving an oral or written request.
TEXT OF PROPOSAL
RESOLVED, that shareholders of Alliant Techsystems, Inc. urge the board of directors to report annually to shareholders, in a report posted on the Company’s website, on the actions the Company has taken, if any, on the following elements of the Sandy Hook Principles:

•
Promoting restrictions on firearms and ammunition sales, transfers and possession to keep guns out of the hands of children (unless authorized), persons with mental illness or mental health challenges (unless authorized), criminals, domestic or international terrorists and anyone else prohibited from possessing them under federal law;

•	Supporting the establishment of a federal universal background check system for every sale or transfer of guns or ammunition conducted by the Company;

•
Reevaluating policies regarding the sale, production, design or conversion of military style assault weapons for use by civilians, including the distribution of any materials/information that may be used to assist in such conversions;

•	Taking steps to promote the conducting of background checks for every sale or transfer of guns or ammunition by business clients, including gun show operators or gun dealers;

•	Supporting a federal gun trafficking statute to ensure stronger punishment for individuals engaging in the trade of selling firearms to anyone prohibited from possessing them under federal law; and

•	Efforts to promote gun safety education at the point of sale and in the communities in which the Company conducts business operations.

Supporting Statement

The Sandy Hook Principles, named for the Connecticut elementary school where 26 people were killed in 2012, are a set of measures aimed at curbing gun violence that pension funds are urging manufacturers or retailers of firearms or ammunition to support. Philadelphia Mayor Michael Nutter announced the Sandy Hook Principles in January 2013. The preamble to the Principles states that they are intended to "establish a baseline standard for responsible conduct." (http://media.philly.com/documents/Sandy+Hook+Principles.pdf)

The mass shootings in 2012 focused attention on the investment risks posed by firearms and ammunition manufacture and sale. Divestment of holdings in companies that make and/or sell firearms is on numerous state and local pension funds’ agendas. (See http://www.msci.com/insights/factsheet/MSCI_ESG_Research_Firearms_Divestment_in_the_U
S_Issue_Brief_February%202013.pdf) The New York City Teachers’ Pension Fund has already divested from companies that make guns and ammunition (http://bigstory.ap.org/article/nyc-teachers-pension-fund-divests-gun-makers) and the California State Teachers Retirement System has begun the divestment process. (http://www.nytimes.com/2013/01/10/business/california-teachers-fund-to-divest-of-gun-stock.html?_r=1&) The Chicago Municipal Pension Fund voted to divest its stakes in three companies that make assault weapons. (http://articles.chicagotribune.com/2013-01-24/news/sns-rt-us-usa-guns-chicago-divestmentbre90o03q-20130124_1_pension-fund-assault-weapons-gun-purchases)

Operating results for FY 14 third quarter show that Alliant's Sporting Group's sales were $524 million, including results from the recently acquired businesses of Savage and Bushnell, and accounted for 43% of Alliant’s total revenue.

We believe that information regarding the steps Alliant Techsystems has taken to implement the elements of the Sandy Hook Principles listed above will help shareholders more accurately evaluate the risks of their investment. We urge shareholders to vote for this proposal.

BOARD OF DIRECTORS STATEMENT
IN OPPOSITION TO THE STOCKHOLDER PROPOSAL

ATK develops, supplies and manufactures legal products that are intended for sale, distribution and transfer in compliance with local, federal and international laws and regulations. ATK's Sporting Group is an established leader in the commercial ammunition, firearms and accessories markets. The Sporting Group's Savage Sports Corporation sells sporting long guns (shotguns and centerfire and rimfire rifles) and shooting range systems. The Sporting Group's Bushnell Outdoor Products is a global designer, marketer and distributor of branded sports optics, outdoor accessories and performance eyewear. These products are intended for outdoor recreation, hunting, and competitive and recreational target shooting, as well as for law enforcement.

ATK supports firearms safety education and practices at the local, state and national levels through its brands and products and by creating and providing educational resources that are used across the country by firearms safety instructors and the general public, including videos that are available at www.federalpremium.com/education. In addition, all purchases of ATK's Savage Arms long guns include a trigger lock and a gun safety pamphlet. ATK is also a member of trade associations that support programs and advocate for the safe use of firearms and ammunition. These programs include Project ChildSafe, a nationwide program sponsored by the National Shooting Sports Foundation (NSSF), which promotes safe firearms handling and storage practices, including the distribution of safety kits containing cable-style gun-locking devices, and the NSSF's FixNICS campaign to encourage all states to ensure that all appropriate records, including adjudicated mental health records, are sent to the FBI's National Instant Criminal Background Check System (NICS).
This stockholder proposal requests that an annual report be posted on ATK's website regarding the actions the Company has taken, if any, on certain elements of the Sandy Hook Principles. However, independent from this proposal, ATK already provides information on its website regarding the safe use of firearms. ATK discloses in its Corporate Social Responsibility Report (http://www.atk.com/corporate-social-responsibility/safety/) that the Company is dedicated to the safe and responsible use of its products. Specifically, ATK discloses the following on its website:

•	We support hunter education and firearms safety courses at the state and national levels.

•	We produce and distribute educational materials for firearms safety instructors across the country.

•	We sponsor the Instructor of the Year award for the International Hunters Education Association to promote the importance of firearms safety.

•	We produce an ammunition safety video ("Ammo 101") that has been adopted by several states for use in their firearms safety and hunter education classes.

•	We use a retail trailer that travels to retail stores and prominently displays the "10 Commandments of Firearms Safety."

ATK recognizes the significance of the issues raised by this stockholder proposal. However, the Board of Directors believes that firearms regulation is a political, legislative and law enforcement matter, with any resulting legislation, regulation or law enforcement actions applying to manufacturers, retailers and all parties in general. Accordingly, the Board of Directors believes that ATK's annual meeting of stockholders is not the proper forum for this legislative and regulatory policy debate.
In summary, ATK's Board of Directors opposes the stockholder proposal for the following reasons:

•
ATK already provides information in its Corporate Social Responsibility Report, which is available on the Company's website, regarding the actions the Company has taken to promote the safe use of firearms;

•	ATK promotes firearms safety and education in connection with the sale of its products, both directly and through the activities of trade associations of which the Company is a member; and

•	The other issues raised by the stockholder proposal are best addressed by legislative bodies, regulatory agencies and law enforcement organizations.
Our Board of Directors recommends a vote AGAINST the above stockholder proposal.

FUTURE STOCKHOLDER PROPOSALS
Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals
If you would like to submit a proposal for us to include in the proxy statement for our 2015 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) by February 13, 2015. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.
Stockholder Director Nominations
If you would like to recommend a person for consideration as a nominee for election as a director at our 2015 annual meeting, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no earlier than March 15, 2015, and no later than April 14, 2015. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Meetings of the Board and Board Committees—Nominating and Governance Committee."
Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals
If you would like to present a proposal at our 2015 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. These provisions require that we receive your proposal at our executive offices (sent c/o Corporate Secretary) no earlier than March 15, 2015, and no later than April 14, 2015. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2015 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.
General Information
If the presiding officer at the 2015 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.
The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Scott D. Chaplin Secretary
June 13, 2014

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on July 30, 2014.

ALLIANT TECHSYSTEMS INC.

<u>**Meeting Information**</u>

Meeting Type: Annual Meeting
For holders as of: June 2, 2014
Date: July 30, 2014 **Time:** 9:00 AM Local Time
Location: Corporate Headquarters
1300 Wilson Boulevard
Suite 400
Arlington, VA 22209-2307

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

M76375-P54460-Z63595

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. NOTICE AND PROXY STATEMENT   2. ANNUAL REPORT TO STOCKHOLDERS

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 16, 2014 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M76376-P54460-Z63595

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

   Nominees:

   01) Michael Callahan
   02) Roxanne J. Decyk
   03) Mark W. DeYoung
   04) Martin C. Faga
   05) Ronald R. Fogleman
   06) April H. Foley
   07) Tig H. Krekel
   08) Douglas L. Maine
   09) Roman Martinez IV

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote AGAINST proposal 4.

4. Stockholder Proposal - Disclosure of Actions Taken on Sandy Hook Principles

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

M76377-P54460-Z63595

ATK®

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76371-P54460-Z63595

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALLIANT TECHSYSTEMS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Callahan
02) Roxanne J. Decyk
03) Mark W. DeYoung
04) Martin C. Faga
05) Ronald R. Fogleman
06) April H. Foley
07) Tig H. Krekel
08) Douglas L. Maine
09) Roman Martinez IV

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Advisory Vote to Approve the Compensation of ATK's Named Executive Officers	☐	☐	☐
3. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.

	For	Against	Abstain
4. Stockholder Proposal - Disclosure of Actions Taken on Sandy Hook Principles	☐	☐	☐

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ALLIANT TECHSYSTEMS INC.

Annual Meeting Admission Policy: Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 952-351-3072, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

Corporate Headquarters and Annual Meeting Site: 1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307
(telephone: 703-412-5960; web site: www.atk.com)

Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 30170, College Station, TX 77842-3170; send overnight correspondence to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845 (telephone toll free: 1-866-865-6322; web site: https://www-us.computershare.com/investor/contact)

Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Michael Pici, Director of Investor Relations, Alliant Techsystems Inc., 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209-2307 (telephone: 703-412-3216; e-mail: michael.pici@atk.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

M76372-P54460-Z63595

ALLIANT TECHSYSTEMS INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Mark W. DeYoung, Neal S. Cohen and Scott D. Chaplin as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, July 30, 2014, at the headquarters of the Company at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia, and all adjournments thereof. **The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.**

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side

ATK®

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Alliant Techsystems Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76373-P54460-Z63595

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIANT TECHSYSTEMS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael Callahan
02) Roxanne J. Decyk
03) Mark W. DeYoung
04) Martin C. Faga
05) Ronald R. Fogleman
06) April H. Foley
07) Tig H. Krekel
08) Douglas L. Maine
09) Roman Martinez IV

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Advisory Vote to Approve the Compensation of ATK's Named Executive Officers	☐	☐	☐
3. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐
The Board of Directors recommends you vote AGAINST proposal 4.			
4. Stockholder Proposal - Disclosure of Actions Taken on Sandy Hook Principles	☐	☐	☐

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ALLIANT TECHSYSTEMS INC.

Annual Meeting Admission Policy: Admission to the Annual Meeting will be by ticket only. You may request an admission ticket by calling 952-351-3072, by emailing alliant.corporate@atk.com or by mailing a request to ATK at 7480 Flying Cloud Drive, Minneapolis, MN 55344, Attn: Corporate Secretary. Seating is limited. You may pick up your ticket at the registration table prior to the meeting. Please be prepared to show your photo identification.

Corporate Headquarters and Annual Meeting Site: 1300 Wilson Boulevard, Suite 400
Arlington, VA 22209-2307
(telephone: 703-412-5960; web site: www.atk.com)

Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 30170, College Station, TX 77842-3170; send overnight correspondence to Computershare, 211 Quality Circle, Suite 210, College Station, TX 77845 (telephone toll free: 1-866-865-6322; web site: https://www-us.computershare.com/investor/contact)

Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Michael Pici, Director of Investor Relations, Alliant Techsystems Inc., 1300 Wilson Boulevard, Suite 400, Arlington, VA 22209-2307 (telephone: 703-412-3216; e-mail: michael.pici@atk.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

M76374-P54460-Z63595

ALLIANT TECHSYSTEMS INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Alliant Techsystems Inc. 401(k) Plan, to vote all shares of common stock held In the plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Wednesday, July 30, 2014, at the headquarters of the Company at 1300 Wilson Boulevard, Suite 400, Arlington, Virginia, and all adjournments thereof. **These instructions will be followed as directed on the other side. Shares held in the plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the Plan.**

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the Trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side